      COVER


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                              AMENDED AND RESTATED
                                 LOAN AGREEMENT




                     ---------------------------------------

                             PAYLESS CASHWAYS, INC.
                                   as Borrower

                                       and

                           UBS MORTGAGE FINANCE, INC.
                                    as Lender



                     ---------------------------------------

                                  $100,809,000



                             As of December 2, 1997


--------------------------------------------------------------------------------

                       AMENDED AND RESTATED LOAN AGREEMENT


     AMENDED AND RESTATED LOAN AGREEMENT dated as of the 2nd day of December, 1997, by and between PAYLESS CASHWAYS, INC., an Delaware corporation (herein called "Borrower"), and UBS MORTGAGE FINANCE, INC., (herein called "Lender").

     WHEREAS, Borrower previously entered into a loan agreement dated as of June 20, 1989, with The Prudential Insurance Company of America ("Prudential") under which Borrower executed and delivered to Prudential certain promissory notes in the original aggregate principal amount of $230,242,500 (the "Prior Notes") evidencing the amount of the loan (the "Loan") made by Prudential to Borrower, which loan agreement has been modified and amended by that certain (a) First Modification Agreement dated October 18, 1991, (b) Second Modification Agreement dated December 17, 1991, (c) Third Modification Agreement dated as of December 31, 1991, (d) Fourth Modification Agreement dated as of March 8, 1993, (e) Fifth Modification Agreement dated as of May 25, 1995, and (f) Sixth Modification Agreement dated as of November 22, 1995, (the loan agreement and all subsequent modifications thereto being hereafter referred to collectively as the "Prior Loan Agreement");

     WHEREAS, Borrower filed on July 21, 1997, a voluntary petition with the United States Bankruptcy Court for the Western District of Missouri and has continued in the possession of its assets and in the management of its business pursuant to Sections 1107 and 1108 of the Bankruptcy Code;

     WHEREAS,  UBS  Mortgage  Finance,   Inc.  has  purchased  all  interest  of
Prudential under the Prior Loan Agreement and the Prior Notes;

     WHEREAS, Borrower has now requested certain additional modifications to the Prior Loan Agreement to, among other things, (1) consolidate the Prior Notes into a single note; (2) modify the rate of interest on the Loan; and (3) extend the maturity and change the amortization of the Loan; and

     WHEREAS, Lender has agreed to Borrower's request pursuant to the terms and conditions of this Amended and Restated Loan Agreement, which amends and restates the Prior Loan Agreement in its entirety.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements, covenants and conditions hereinafter set forth, Borrower and Lender agree as follows:

                                   ARTICLE I
                           Definitions and References
     Section 1.1 Defined Terms. As used in this Agreement, each of the following terms has the meaning given it in this Section 1.1 or in the sections and subsections referred to below:

     "ACM" means asbestos-containing materials.

     "Affiliate" means, as to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by or is under common control with, such Person.

     "Agreement" means this Amended and Restated Loan Agreement.

     "Allocated Loan Amount" means with respect to each Individual Property the amount designated as such on Exhibit C hereto. Each payment of principal that is not made in connection with the release of an Individual Property from the Lien of the Mortgage shall reduce the Allocated Loan Amount of each Individual Property on a proportionate basis, by an amount equal to the amount of such principal payment multiplied by a fraction, the numerator of which is the Allocated Loan Amount of the Individual Property and the denominator of which is the total Allocated Loan Amounts for the Property. The Allocated Loan Amount of a Substitution Property shall be the Allocated Loan Amount of the Individual Property for which it was substituted.

     "Applicable Environmental Laws" has the meaning given it in subsection 4.1(k).

     "Applicable Laws" has the meaning given it in subsection 4.1(j).

     "Authorized Officer" means, with respect to any act to be performed or duty to be discharged by or on behalf of any Person who is not an individual, any officer, agent or representative thereof who is at the time in question authorized to perform such act or discharge such duty on behalf of such Person.

     "Bank  Debt"  means  the  Secured  Obligations  as  defined  in the  Credit
Agreement.

     "Bankruptcy Code" means The Bankruptcy Reform Act of 1978, as amended and codified as 11 U.S.C. Section 101 et seq.

     Bankruptcy Court" means the United States Bankruptcy Court for the Western District of Missouri or any other court having jurisdiction over the Chapter 11 case of Borrower.

     "Borrower" means Payless Cashways, Inc., a Delaware corporation.

     "Business Day" means any day on which (a) commercial banks are not authorized or required to close in New York, New York and (b) dealings in Dollar deposits are carried out in the London interbank market and banks are open for business in London.

     "CERCLA" has the meaning given it in subsection 4.1(k).

     "Collateral" has the meaning given it in the Mortgage.

     "Consolidated" refers to the consolidation of any Person, in accordance with GAAP, with its properly consolidated subsidiaries. References herein to a Person's Consolidated financial statements, financial position, financial condition, liabilities, or other financial matters refer to the consolidated financial statements, financial position, financial condition, liabilities, or other financial matters of such Person and its properly consolidated subsidiaries.

     "Credit Agreement" means the Amended and Restated Credit Agreement, dated as of December 1, 1997, among Payless Cashways, Inc., Canadian Imperial Bank of Commerce, as coordinating and collateral agent, the underwriters, the fronting banks and the other secured parties party thereto, as amended, amended and restated, extended, supplemented or otherwise modified from time to time.

     "Debt"  means,  as  to  any  Person,  all  indebtedness,   liabilities  and
obligations of such Person, whether primary or secondary, direct or indirect, absolute or contingent.

     "Default" means any Event of Default and any default, event or condition which would, with the giving of any requisite notices and the passage of any requisite periods of time, constitute an Event of Default.

     "Default Rate" means at any particular time the annual rate equal to the LIBOR Interest Rate then in effect plus 2%.

     "Depository" has the meaning given it in subsection 5.1(g).

     "Disclosure Schedule" means Schedule 1 attached hereto.

     "Domestic Business Day" is any day except a Saturday, Sunday or other day on which commercial banks are required or permitted by law to close in New York City.

     "Effective Date" shall mean the first Business Day after which the Order of the Bankruptcy Court confirming the Plan of Reorganization shall have become final and on which each of the conditions set forth in Sections 3.1 and 3.2 shall have been satisfied or waived in accordance with the terms hereof.

     "Environmental Costs" means incurred and potential damages, losses, liabilities, costs and expenses of remediation work, and any other incurred or potential obligations, penalties, fines, impositions, fees, levies, lien, removal or bonding costs, claims, litigation, demands, causes of action, liabilities, losses (including, without limitation, any reduction in the value of the Property), damage, defenses, judgments, suits, proceedings, costs, disbursements or expenses (including, without limitation, attorneys' and experts' or other consultants' reasonable fees and disbursements) of any kind and nature whatsoever, including interest thereon.

     "Environmental Laws" means CERCLA; The Resource Conservation and Recovery Act, 42 U.S.C. ss. 1601, et seq.; The Hazardous Substances Transportation Act, 49 U.S.C. ss. 1801, et seq.; The Emergency Planning & Community Right-to-Know Act of 1986, 42 U.S.C. ss. 11001, et seq.; The Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq.; The Clean Air Act, 42 U.S.C. ss. 7401 et seq., The Clean Water Act, 33 U.S.C. ss. 1251 et seq.; The Safe Drinking Water Act, 42 U.S.C. ss. 300 et seq.; as any of the foregoing may be amended form time to time; and any other federal state and local laws or regulations, codes, statutes, orders, decrees, guidance documents, judgments or injunctions, now or hereafter issued, promulgated, approved or entered thereunder, relating to pollution, contamination or protection of the environment, including, without limitation, laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata, buildings or facilities) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

     "Environmental Matter" means any matter arising out of, relating to, or resulting from pollution, contamination or protection of the environment (including natural resources), and any matters relating to emission, discharge, release or threatened release, of Hazardous Substances into the air (indoor and outdoor), surface water, groundwater, soil, land surface or subsurface, buildings or facilities or otherwise arising out of, relating to, or resulting from the manufacture, processing distribution, use, treatment, storage, disposal, transport, handling, release or threatened release of Hazardous Substances.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated with respect thereto, including without limitation, all such rules and regulations promulgated by the Department of Labor, the Pension Benefit Guaranty Corporation and the Internal Revenue Service.

     "ERISA Plan" means any pension benefit plan subject to Title IV of ERISA maintained by Borrower or any Affiliate thereof to which Borrower is required to contribute or with respect to which Borrower has any liability.

     "Eurodollar Business Day" is any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London, England.

     "Event of Default" has the meaning given it in section 7.1.

     "Federal Funds Rate" means for any period, a fluctuating interest rate per annum equal for each day during such period to the overnight "Federal Funds" rate reported in the Wall Street Journal on such day (or the most recent day so reported) or if not published, such rate (or its equivalent) as reported in an alternate publication selected by Lender.

     "FIFRA" has the meaning given to it in Section 4.1(k).

     "Funded Debt" means Debt for borrowed money.

     "Funding Losses" shall have the meaning ascribed to such term in Section 2.4(a) hereof.

     "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor) and which, in the case of Borrower and its Consolidated Subsidiaries, (i) are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the most recent audited financial statements, and (ii) are consistently applied for all periods after the date hereof so as to properly reflect the financial condition, and the results of operations and changes in financial position, of Borrower and its Consolidated Subsidiaries. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board (or any such successor) in order for such principle or practice to continue as a generally accepted accounting principle or practice, all reports and financial statements required hereunder with respect to Borrower or with respect to Borrower and its Consolidated Subsidiaries may be prepared in accordance with such change.

     "Governmental Authority" means the United States, any State in which an Individual Property is located and any political subdivision of any of the foregoing, and any agency, department, commission, board, court, bureau or instrumentality of any of them.

     "Grace Period" has the meaning given it in Section 7.2.

     "Hazardous Substances" means Asbestos, ACM, PCBs, urea-formaldehyde and unreaformaldehyde foam insulation, nuclear fuel or waste, petroleum products and any hazardous waste, toxic substance, related components, related constituents, pollutant or contaminant, including without limitation, any substance defined or treated as a "hazardous substance", "extremely hazardous substance" or "toxic substance" (or comparable term) in any applicable Environmental Law and any other material, which may give rise to Environmental Costs.

     "Individual Property" means an individual tract included in the Property, each such individual tract being identified by a separate Store or Distribution Center number on Exhibit C hereto.

     "Interest Accrual Period" means (i) initially, the period commencing on the Effective Date and ending one month thereafter, and (ii) thereafter, each period commencing on the last day of the next preceding Interest Accrual Period and ending one month thereafter; provided, that:

          (a) any Interest Accrual Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Accrual Period shall end on the next preceding Business Day;

          (b) any Interest Accrual Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Accrual Period) shall, subject to clause (c) below, end on the last Business Day of a calendar month;

          (c) if any Interest Accrual Period would otherwise include a date on which a scheduled payment of principal of any of the Loans as provided in
     Section 2.5 is required to be made under this Agreement but does not end on such date, then, subject to Section 2.5, (i) the Interest Accrual Period for the principal amount (if any) of the Loan required to be repaid on such date shall end on such date and (ii) the remainder (if any) shall have an Interest Accrual Period determined in accordance with the other provisions of this definition; and

          (d) any Interest Accrual Period that would otherwise extend beyond the Maturity Date shall end on the Maturity Date.

     "Interest Determination Date" means the date that is the first day of each Interest Accrual Period.

     "Lender" means UBS Mortgage Finance, Inc., its successors and assigns.

     "LIBOR" means the rate of interest per annum determined as follows:

          (i) On each Interest Determination Date, LIBOR will be determined on the basis of the offered rate for deposits of not less than U.S. $1,000,000 for a period of one month, commencing on such Interest Determination Date, as the opening quote on Bloomberg under the ticker "US0001M<INDEX>" on the Marquet Quote ("Q") Page (or such other page as may replace the Bloomberg Page on that service for the purposes of displaying the London interbank offered rates of major banks). If no such opening offered rate appears, LIBOR with respect to the relevant Interest Accrual Period will be determined as described in (ii) below.

          (ii) With respect to an Interest Determination Date on which no such opening offered rate appears on Bloomberg as described in (i) above, LIBOR shall be determined as the opening offered rate appearing on Telerate Page 3750 on such date.

          (iii) If, on any Interest Determination Date, Lender is required but unable to determine LIBOR in the manner provided in paragraphs (i) and (ii) above, LIBOR for the next Interest Accrual Period shall be LIBOR as determined on the previous Interest Determination Date.

     "LIBOR  Interest  Rate"  shall have the  meaning  ascribed  to such term in
Section 2.3 hereof.

     "Lien" means, with respect to any property or assets, any right or interest therein of a creditor to secure Debt owed to it or any other arrangement with such creditor which provides for the payment of such Debt out of such property or assets or which allows such creditor to have such Debt satisfied out of such property or assets prior to the general creditors of any owner thereof, including without limitation any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, or any other charge or encumbrance for security purposes, whether arising by law or agreement or otherwise, but excluding any right of offset which arises without agreement in the ordinary course of business.

     "Loan" has the meaning given it in the first paragraph of the preamble.

     "Loan Documents" means this Agreement, the Note, the Security Documents, and all other agreements, certificates, affidavits or other documents executed by Borrower or any officer of Borrower and delivered pursuant to Section 3.1.

     "Loan Interest" has the meaning given to it in Section 4.2.

     "Loan Pool" has the meaning given to it in Section 4.2.

     "Materially Adverse Effect" means (i) with respect to an Individual Property, any matter which would materially and adversely affect the value of such Individual Property, (ii) with respect to Borrower, any materially adverse change in the business, operations, condition (financial or otherwise), assets or prospects of Borrower, or (iii) any fact or circumstance as to which singly or in the aggregate, based upon which, Borrower has reason to believe there is a reasonable possibility of the occurrence of (a) a materially adverse change described in clause (i) or (ii), or (b) the inability of Borrower to perform its material obligations hereunder or under any other Loan Document.

     "Maturity Date" means the date seven years after the Effective Date.

     "Mortgage" means collectively, all of the mortgages and deeds of trust included in the Security Documents and executed by Borrower.

     "Mortgaged Property" has the meaning given it in the Mortgage.

     "Net Cash Proceeds" shall mean with respect to any sale, transfer or other disposition of property or other assets: (a) the cash proceeds received by the Borrower (including, without limitation, all cash proceeds received by way of
(i) deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received and (ii) receivables and other assets retained by the Borrower as part of the sales consideration), minus (b) reasonable and customary brokerage commissions and other reasonable and customary fees and expenses actually paid (including reasonable and customary fees and expenses of counsel) related to such sale, transfer or other disposition.

     "Note" has the meaning given it in Section 2.2.

     "Payment Date" means the last day of any Interest Accrual Period.

     "PCBs" means polychlorinated biphenyls.

     "Person" means an individual, corporation, partnership, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, court or governmental unit or any agency or subdivision thereof, or any other legally recognizable entity.

     "Permitted Encumbrances" has the meaning given it in subsection 4.1(g).

     "Permitted Second Lien" has the meaning given it in Section 2.10.

     "Plan of Reorganization" shall mean that certain First Amended Plan of Reorganization, filed by the Debtor in the Case on September 5, 1997, as amended on October 9, 1997, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof as in effect on the date hereof.

     "Prepayment Premium" has the meaning given it in Section 2.6.

     "Prime Rate" means for any period, an interest rate per annum equal for each day during such period to the "Prime Rate" reported in The Wall Street Journal on such day (or the most recent day so reported).

     "Prior Notes" has the meaning given it in the first paragraph of the preamble.

     "Prohibited  Transaction"  is a prohibited  transaction as described  under
Section 406 of ERISA or Section 4975 of the Internal Revenue Code which is not the subject of a statutory exemption under Section 408(b) of ERISA or an administrative exemption granted pursuant to Section 408(a) of ERISA.

     "Property" has the meaning given it in the Mortgage.

     "RCRA" has the meaning given it in subsection 4.1(k).

     "Release Date" has the meaning given it in Section 2.7.

     "Release Fee" has the meaning given it in Section 2.7.

     "Release Notice" has the meaning given it in Section 2.7.

     "Secured Indebtedness" means collectively any principal and accrued interest which is outstanding under, and all other amounts which may be otherwise payable under the Note and the other Loan Documents and described in the Mortgage as being secured thereby.

     "Securitization" has the meaning given to it in Section 4.2.

     "Security Documents" means the instruments listed in the Security Schedule attached as Schedule 2 hereto and all other security agreements, deeds of trust, mortgages, chattel mortgages, pledges, guaranties, financing statements, continuation statements, extension agreements and other agreements or instruments now, heretofore, or hereafter delivered by Borrower to Lender in connection with this Agreement or any transaction contemplated hereby to secure or guarantee the payment of any part of the Secured Indebtedness or the performance of Borrower's other duties and obligations under the Loan Documents.

     "Store" means an Individual Property designated as a store on Exhibit C hereto.

     "Subsidiary" means, with respect to any Person, any corporation, association, partnership, joint venture, or other business or corporate entity, enterprise or organization which is directly or indirectly (through one or more intermediaries) controlled by or owned fifty percent (50%) or more by such Person.

     "Substitution Date" has the meaning given it in Section 2.7.

     "Substitution Notice" has the meaning given it in Section 2.7.

     "Substitution Property" has the meaning given it in Section 2.7.

     "Termination Event" means with respect to Borrower or any Affiliate of Borrower (a) the occurrence with respect to any ERISA Plan of (i) a reportable event described in Sections 4043(b)(5) or (6) of ERISA or (ii) any other reportable event described in Section 4043(b) of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation pursuant to a waiver by such corporation under Section 4043(a) of ERISA, or (b) the withdrawal of Borrower or of any Affiliate of Borrower from an ERISA Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the filing of a notice of intent to terminate any ERISA Plan or the treatment of any ERISA Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate any ERISA Plan by the Pension Benefit Guaranty Corporation under Section 4042 of ERISA, or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.

     "Trustee" means any trustee named under a Security Document.

     "U.S. Person" is any person that is (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized under the laws of the United States or any State thereof or (iii) any estate or trust that is subject to U.S. federal income taxation regardless of the source of its income.

     Section 1.2 Exhibits and Schedules. All Exhibits and Schedules attached to this Agreement are a part hereof for all purposes.

     Section 1.3 Amendment of Defined Instruments. Unless the context otherwise requires or unless otherwise provided herein the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments, and restatements of such agreement, instrument or document, provided that nothing contained in this section shall be construed to authorize any such renewal, extension, modification, amendment or restatement.

     Section 1.4 References and Titles. All references in this Agreement to Exhibits, Schedules, articles, sections, subsections and other subdivisions refer to the Exhibits, Schedules, articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any subdivisions are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words "this Agreement", "this instrument", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases "this section" and "this subsection" and similar phrases refer only to the sections or subsections hereof in which such phrases occur. Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

     Section 1.5 Calculations and Determinations. Unless otherwise expressly provided herein or unless Lender otherwise consents, all financial statements and reports furnished to Lender hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with GAAP.

                                   ARTICLE II
                                    The Loan

     Section 2.1 Acknowledgment of Existing Obligations. It is hereby expressly understood and agreed by the parties hereto that the Note amends, restates, supplements, supersedes and replaces the Prior Notes in their entirety and that the indebtedness outstanding under and evidenced by the Prior Notes as of the date hereof has not been repaid, satisfied or discharged, but for all purposes has been replaced, substituted and restructured as provided herein and constitutes the indebtedness outstanding under the Note.

     Section 2.2 Exchange of Notes. The Lender agrees on the terms and conditions set forth in this Agreement to restructure the Loan to Borrower as of the Effective Date. Borrower acknowledges that the current unpaid principal amount of the Prior Notes is $97,359,451.26. The Loan, as restructured, shall be evidenced by one or more promissory notes (collectively, the "Note") substantially in the form of Exhibit A. Upon the Effective Date, Borrower shall deliver the duly executed Note to Lender and Lender shall mark each of the Prior Notes held by it to indicate that the Prior Note has been replaced and superseded by the Note. The Note shall be delivered in replacement for, but not in payment of, such superseded Prior Notes.

     Section 2.3 Interest. (a) Prior to the Effective Date, interest on the Prior Notes shall accrue and be added to the principal amount of the Loan. Such interest shall be calculated at the rates of interest stated in the Prior Notes without regard to the late payment rate and any other penalties provided for therein and in the Prior Loan Agreement. If the Effective Date shall not have occurred prior to January 1, 1998, then Borrower shall commence making payments of interest at the rates stated in the Prior Notes on the sum of the principal amount of the Prior Notes and all accrued interest thereon through December 31, 1997, beginning on the first scheduled payment date thereafter.

          (b) The principal amount outstanding hereunder shall bear interest at a rate per annum (the "LIBOR Interest Rate") equal to four percent (4%) in excess of LIBOR for the relevant Interest Accrual Period.


          (c) On and after the Effective Date, prior to the Maturity Date (or the date the unpaid principal balance otherwise becomes due, whether by acceleration or otherwise), interest accruing during each Interest Accrual Period shall be payable monthly in arrears on each Payment

Date. The entire unpaid principal balance of the Secured Indebtedness together with all accrued and unpaid interest, if not sooner paid, shall be payable in full on the Maturity Date.

          (d) All interest payable shall be computed on the basis of a 360-day year for the actual number of days elapsed. In computing the number of days during which interest accrues, the day on which funds are initially advanced shall be included regardless of the time of day such advance is made, and the day on which funds are repaid shall, subject to Section 2.8 below, be excluded.

     Section 2.4  Funding Losses; Change in Law, Etc.

          (a) Borrower hereby agrees to pay to Lender any amount necessary to compensate Lender for any losses or costs (including, without limitation, the costs of breaking any "LIBOR" contract, if applicable, or funding losses determined on the basis of Lender's reinvestment rate and the interest rate hereon) (Collectively, "Funding Losses") sustained by Lender:
     (i) if this Note, or any portion hereof, is repaid for any reason whatsoever on any date other than a Payment Date (including, without limitation, from condemnation or insurance proceeds), (ii) upon the conversion of the interest rate on the Loan to the Prime Rate in accordance with subsection (b) below, (iii) as a consequence of (x) any increased costs that Lender may sustain in maintaining the borrowing evidenced hereby or (y) the reduction of any amounts received or receivable from Borrower, in either case, due to the introduction of, or any change in, law or applicable regulation or treaty (including the administration or interpretation thereof), whether or not having the force of law, or due to the compliance by Lender, as the case may be, with any directive, whether or not having the force of law, or request from any central bank or domestic or foreign governmental authority, agency or instrumentality having jurisdiction and/or (iv) any other set of circumstances not attributable to Lender's acts. Payment of Funding Losses hereunder shall be in addition to any obligation to pay a Prepayment Premium in circumstances where such Prepayment Premium would be due and owing.

          b) If Lender determines (which determination shall be conclusive and binding upon Borrower, absent manifest error( (i) that Dollar deposits in an amount approximately equal to the principal balance outstanding hereunder are not generally available at such time in the London Interbank Market for deposits in Eurodollars, (ii) that the rate at which such deposits are being offered will not adequately and fairly reflect the cost to Lender of maintaining a LIBOR Interest Rate on the Loan or of funding the same in such market for such Interest Accrual period due to circumstances affecting the London Interbank Market generally, (iii) that reasonable means do not exist for ascertaining LIBOR, or (iv) that a LIBOR Interest Rate would be in excess of the maximum interest rate which Borrower may by law pay, then, in any such event, Lender shall so notify Borrower and as of the date of such notification with respect to an event described in clause (ii) or (iv) above, or as of the expiration of the applicable Interest Accrual Period with respect to an event described in clause (i) or (iii) above, interest shall accrue at the Prime Rate until such time as the situations described above are no longer in effect or as otherwise provided in Section 7.1 hereof; provided, however, if the situation described in clause (ii) above occurs, (x) Borrower shall have the option, to be exercised by written notice to Lender, to pay Lender (in the manner reasonably required by Lender) for such increased cost of maintaining a LIBOR Interest Rate and (y) if the same only affects a portion of the Loan, then only such portion shall have interest accrue at the Prime Rate (provided the remaining portion is at least $1,000,000) and interest shall continue to accrue on the remaining portion at the LIBOR Interest Rate.

          (c) If the introduction of, or any change in, any law, regulation or treaty, or in the interpretation thereof by any governmental authority charged with the administration or interpretation thereof, shall make it unlawful for Lender to maintain the LIBOR Interest Rate with respect to the Loan, or any portion thereof, or to fund the Loan, or any portion thereof, in Eurodollars in the London Interbank Market, then the Loan (or such portion of the Loan) shall thereafter bear interest at the Prime Rate (unless the Default Rate shall be applicable) and Borrower shall pay to Lender the amount of Funding Losses (if any) incurred in connection with such conversion. The accrual of interest at the Prime Rate shall continue until such Payment Date, if any, as the situation described in this subsection (c) is no longer in effect.

          (d) If Lender shall have determined that the applicability of any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or the adoption of any other law, rule, regulation or guideline (including but not limited to any United States law, rule, regulation or guideline) regarding capital adequacy, or any change becoming effective in any of the foregoing or in the enforcement or interpretation or administration of any of the foregoing by any court or any domestic or foreign governmental authority, central bank or comparable agency charged with the enforcement or interpretation or administration thereof, or compliance by Lender or its holding company, as the case may be, with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of Lender or its holding company, as the case may be, to a level below that which Lender or its holding company, as the case may be, could have achieved but for such applicability, adoption, change or compliance (taking into consideration Lender's or its holding company's, as the case may be, policies with respect to capital adequacy) (the foregoing being hereinafter referred to as "Capital Adequacy Events"), then, upon demand by Lender, Borrower shall, pay to Lender, from time to time, such additional amount or amounts as will compensate Lender for any such reduction suffered.

          (e) Any amount payable by Borrower under  subsection (a) or subsection
     (d) of this Section 2.4 shall be paid to Lender within five (5) days of receipt by Borrower of a certificate signed by an officer of Lender setting forth the amount due and the basis for the determination of such amount, which statement shall be conclusive and binding upon Borrower, absent manifest error. Failure on the part of Lender to demand payment from Borrower for any such amount attributable to any particular period shall not constitute a waiver of Lender's right to demand payment of such amount for any subsequent or prior period. Lender shall use reasonable efforts to deliver to Borrower prompt notice of any event described in subsection (a) or (d) above and of the amount to be paid under this Section 2.4 as a result thereof; provided, however, any failure by Lender to so notify Borrower shall not affect Borrower's obligation to make the payments to be made under this Section 2.4 as a result thereof. All amounts which may become due and payable by Borrower in accordance with the provisions of this Section 2.4 shall constitute additional interest hereunder and shall be secured by the Mortgage and the other Loan Documents.

          (f) If Lender requests compensation for any losses or costs to be reimbursed pursuant to any one or more of the provisions of subsections
     (a)(iii) or (iv) or subsection(d) of this Section 2.4, of if any event occurs as described in subsections (b) or (c) above which would cause the Note no longer to bear interest at the LIBOR Interest Rate then, upon request of Borrower, Lender shall use reasonable efforts in a manner consistent with such institution's practice in connection with loans like the Loan to designate a different lending office for funding or booking the Secured Indebtedness or assign its rights and obligations under the Note to another of its offices, branches or affiliates if such designation or assignment in Lender's sole but good faith judgment (i) would eliminate, mitigate or reduce amounts payable by Borrower in connection with Funding Losses or Capital Adequacy Events or, with respect to an event described in subsection (b) or (c) above would allow the Note to continue to bear interest at the LIBOR Interest Rate without additional cost to Lender and
     (ii) would not be otherwise prejudicial to Lender; Borrower hereby agreeing to pay all reasonably incurred costs and expenses incurred by Lender in connection with any such designation or assignment.

     Section 2.5   Mandatory Payments.

          (a) Borrower shall make annual repayments of principal on the Loan (without premium) in installments of $4,000,000 on each anniversary of the Effective Date, beginning in 1998. Any prepayments of principal made by the Borrower pursuant to Section 2.7 and subsections 5.1(g) and (h) shall be credited against Borrower's obligation under this Section 2.5, with the amount of any such prepayment to be applied to the scheduled mandatory repayments in the order of their maturity without Prepayment Premium. Borrower shall not be entitled to release one or more Individual Properties in connection with any payment made pursuant to this Section 2.5.

          (b) Notwithstanding any other provisions of this Agreement, the outstanding unpaid principal amount of the Note, together with all accrued interest thereon, shall become due and payable on the Maturity Date.

     Section 2.6   Optional Prepayment.

          (a) Borrower shall have no right to prepay all or any part of the principal of or interest on the Loan except as expressly provided in this Agreement. Subject to the terms and conditions of the Loan Documents and payment of the prepayment premium set forth below (the "Prepayment Premium") and all accrued interest thereon and other sums due under the Loan, if any, Borrower shall have the right to prepay all or any part of the outstanding principal balance of the Loan for the periods beginning on the second anniversary of the Effective Date as shown below. The Prepayment Premium for each such period shall be as follows:

                                               Prepayment Premium (as a
                                                percentage of principal
          Year                                       being prepaid)

          Beginning the 2nd anniversary of the
          Effective Date                                  3%

          Beginning the 3rd anniversary of the
          Effective Date                                  2%

          Beginning the 4th anniversary of the
          Effective Date

          Beginning the 5th anniversary of the
          Effective Date and thereafter                   0%

Prepayments may be made on a Payment Date upon the giving of not less than twenty (20) days prior written notice to Lender. Lender shall not be obligated to accept any prepayment unless accompanied by the applicable Prepayment Premium, if any. Except as expressly set forth therein, no Prepayment Premium shall be required with respect to prepayments of the Loan made pursuant to any other provisions of this Agreement provided however that Lender shall be entitled to receive the applicable Prepayment Premium (if any) set forth above upon acceleration of the Loan upon an Event of Default pursuant to Section 7.2. Borrower shall not be entitled to release one or more Individual Properties in connection with any optional partial prepayment of the Loan pursuant to this section.

          (b) At any time after the date hereof until the Maturity Date, prior to seeking any financing and any commitment for financing from a third party relating to the refinancing of the Loan, Borrower shall first notify Lender in writing of its intention to obtain such financing, and offer to Lender the opportunity to consider whether or not Lender will provide the financing. As and when Borrower determines that it will seek to obtain financing, Borrower shall promptly send to Lender such notice thereof. If Lender is willing to consider providing the financing, Lender shall, prior to the expiration of the period ending fifteen (15) days after Lender's receipt of the notice, deliver to Borrower an initial term sheet describing the proposed basic business terms and conditions regarding the financing, it being understood that such initial term sheet shall not be binding upon Lender and shall in no event be deemed a commitment by Lender to lend. After the receipt by Borrower of the initial term sheet, Borrower and Lender shall have fifteen
     (15) days within which to agree in writing on the terms and conditions of a final term sheet, describing the basic terms and conditions upon which Lender is prepared to seek internal approvals to extend the financing, it being understood that such final term sheet shall not be binding upon Lender and shall in no event be deemed a commitment by Lender to lend. Borrower agrees to cooperate with Lender and negotiate in good faith in an effort to arrive at a final term sheet, without, however, being obligated to reach such an agreement.

     Section 2.7 Partial Releases.

          (a) Partial Releases of Individual Properties. In connection with its proposed sale, upon Borrower's written request, Lender shall release that portion of an Individual Property not required for the operation of the Store or other facility located thereon from the Lien of the Mortgage, provided each and every one of the following terms and conditions of this subsection 2.7(a) is satisfied, in Lender's sole opinion:

               (i)  Borrower  shall give notice  (hereinafter  called a "Release
          Notice") to Lender of its intent to have a portion of an Individual Property released from the Lien of the Mortgage at least thirty (30) days prior to the date set forth in the Release Notice for the granting of such release (hereinafter called the "Release Date") and describing the terms of the proposed sale.

               (ii) At the time of the Release Notice and on the Release Date, there shall not have occurred and be continuing under any of the Loan Documents either (A) a Default that is capable of being cured by the payment of money or (B) an Event of Default.

               (iii) Borrower shall furnish Lender with evidence satisfactory to Lender that the Mortgage remains a valid first Lien on the remaining Property covered by the Mortgage or deed of trust that included such released Individual Property and not so released, including without limitation an endorsement to existing title insurance policies or equivalent assurance in form, of substance and within policy limits satisfactory to Lender. All costs of the foregoing shall be paid by Borrower.

               (iv) In order to obtain the partial release, Borrower shall pay the following amounts:

                    (A) an amount equal to the Net Cash Proceeds arising from the sale of the Property being released to be applied to the outstanding principal amount of the Loan;

                    (B) other amounts, if any, advanced by Lender under the Loan Documents and relating to the Individual Property to be released; and

                    (C) all costs incurred by Lender relating to the proposed partial release, including but not limited to reasonable legal fees and expenses of outside counsel, appraisal costs, survey costs, and title costs.

          (b) Partial Releases upon Closure of Store. When a Store is closed, Borrower must give Lender written notice of closure at least thirty (30) days prior to closure, other than the Stores listed on Schedule 2.7(b), which stores were closed prior to the Effective Date. At any time after the date of such Store closure, in connection with a proposed sale, Borrower may obtain a partial release of the lien of the Mortgage with respect to the Individual Property on which such closed Store is located on the following terms and conditions:

               (i)  Borrower   shall  give  the  notice   described  in  Section
                    2.7(a)(i).

               (ii) At the time of the Release  Notice and on the Release  Date, there shall not have occurred and be continuing under any of the Loan Documents either (A) a Default that is capable of being cured by the payment of money or (B) an Event of Default.

               (iii) Borrower shall pay to Lender the following amounts:

                    (A) an amount equal to the Net Cash Proceeds arising from the sale of the Property being released to be applied to the outstanding principal amount of the Loan;

                    (B) other amounts, if any, advanced by Lender under the Loan Documents and relating to the Individual Property to be released ; and

                    (C)  all costs  incurred by Lender  relating to the proposed
                         partial   release,   including   but  not   limited  to
                         reasonable legal fees and expenses of outside counsel.

          (c) Partial Release Upon Substitution of an Individual Property. Upon Borrower's written request, Lender shall permit the release of the Lien on, and substitution for, certain Individual Properties provided the following terms and conditions are satisfied, in Lender's sole opinion:

               (i)   Borrower   shall  give  notice   (hereinafter   called  the
          "Substitution Notice") to Lender of its intent to release and substitute Individual Properties at least sixty (60) days prior to the date set forth in the Substitution Notice for such release and substitution (hereinafter called the "Substitution Date"). The Substitution Notice shall describe the Individual Property to be released and the property to be substituted (the "Substitution Property").

               (ii) At the time of the Substitution Notice and on the Substitution Date, there shall not have occurred and be continuing under any of the Loan Documents either (A) a Default that is capable of being cured by the payment of money or (B) an Event of Default.

               (iii) Each Substitution Property shall be similar by type, remaining economic life, land value, and desirability of location and shall have a value equal to or greater, as determined by Lender, than the value of the Individual Property being released; provided, however, in all events the Substitution Property must be fully operational and operating. Notwithstanding the preceding, a Substitution Property may only be substituted for an Individual Property on a one-for-one basis, and the Substitution Property must be acceptable to Lender in all respects, including title, zoning, appraisal, engineering and environmental respects.

               (iv) Borrower shall pay all costs incurred by Lender relating to the proposed partial release and substitution, even if the proposed transaction is not completed, including but not limited to reasonable legal fees and expenses of outside counsel, title costs and, with respect to the Substitution Property, appraisal, engineering, environmental, and survey costs.

               (v) Borrower shall furnish Lender with evidence satisfactory to Lender that (a) the Lender has a valid first Lien on the Substitution Property. Lender recognizes that if an Individual Property is substituted, the Substitution Property will also be encumbered by the Permitted Second Lien, but only to the extent permitted by Section
          2.10 and (b) the Mortgage remains a valid first lien on any remaining Property covered by the mortgage or deed of trust that included the released Individual Property and not so released, including without limitation an endorsement to existing title policies or equivalent assurance in form, substance and within policy limits reasonably satisfactory to Lender.

               (vi) only properties to which the Borrower holds fee simple title may be Substitution Properties. No Individual Properties in which Borrower holds only a leasehold estate may be used as a substitute either for another ground-leased property or for a fee-owned property.

               (vii) No more than ten (10) Individual Properties may be released during the term of the Loan pursuant to this subsection 2.7(c).

          (d) Sales at Arm's Length. Lender shall not be obligated to release any Individual Property pursuant to subsection 2.7(a) or 2.7(b) above unless the sale (i) has been negotiated on an arm's length basis, (ii) is to a bona fide third party purchaser, (iii) is for cash consideration only, and (iv) is at a price in conformity with market values for similar properties in the area in which the Individual Property is located.

     Section 2.8 Payments to Lender. Borrower will make each payment which it owes under the Loan Documents not later than 12:00 p.m., Eastern Standard Time or Eastern Daylight Time, whichever is applicable, on the date such payment becomes due and payable, in lawful money of the United States of America and by wire transfer of immediately available funds to such bank or place, or in such other manner, as Lender may from time to time designate. Payments shall be made without any setoff, deduction or counterclaim whatsoever. Until otherwise designated in writing by Lender, payments shall be made by wire transfer to [UBS Mortgage Finance, c/o Chase Manhattan Bank, New York, New York, ABA #021 000021 Account #140-0-91821]. Any payment received by Lender after such time will be deemed to have been made on the next following Business Day. Should any such payment become due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day. Each payment under a Loan Document shall be due and payable at the place provided therein and, if no specific place of payment is provided, shall be due and payable at the place of payment of the Note. If on any date on which payments of principal and interest are due or past due on the Note, Borrower pays less than the full amount due thereunder, Lender may, in addition to any other rights or remedies provided herein, apply such money as it elects to the Secured Indebtedness then due and payable. In the event any payment of principal or interest under this Agreement or the other Loan Documents is made directly by the holder of the Permitted Second Lien on behalf of Borrower (pursuant to Section 7.2 hereof) and not by way of an advance by the holder of the Permitted Second Lien under the Credit Agreement, evidence detailing such payment shall be simultaneously delivered by the holder of the Permitted Second Lien to Lender with each payment.

     Section 2.9 Limitation on Liability. Lender shall not seek or enforce any money judgment or deficiency judgment, or otherwise assert personal liability or responsibility, against Borrower with respect to any and all obligations secured by the Mortgage or other obligations arising out of the Loan Documents in excess of the amount realized upon foreclosure against (or sale, pursuant to power of sale, of) all or, at Lender's option, a portion of the security therefor, it being agreed that, except as hereinafter provided, the sole remedy of Lender shall be to proceed against the security for the Loan under the Loan Documents; provided, however, that nothing contained herein or in any other Loan Document shall (a) limit Lender's rights and remedies (other than its right to seek a money judgment or deficiency judgment which is limited as provided above) against the Borrower hereunder or under any other Loan Document, either at law or in equity, or (b) relieve Borrower from personal liability and responsibility:

          (a) for damages suffered by Lender by reason of a violation of subsections 4.1(k) and (q) and 5.1(p) and (aa) hereof and for any amounts required to be paid by Borrower under Sections 5.2 and 7.4 hereof;

          (b) for waste resulting in a material diminution in value to any of the Property committed or permitted by Borrower with respect to the Property, including without limitation any waste resulting from Borrower's failure to restore the Property after removal of trade fixtures as required by this Agreement, to the extent and only to the extent that the Property affected thereby has suffered a diminution in value as a result thereof;

          (c) for insurance proceeds and condemnation awards in respect of the Property received by Borrower and not turned over to Lender or used by Borrower with Lender's consent for restoration or repair of the Property as provided in the Mortgage;

          (d) for unpaid real estate taxes and assessments or other governmental or other impositions (including without limitation utility charges) that create a Lien on any of the Property that would not be extinguished by a foreclosure of the Mortgage, prorated to date of foreclosure, with respect to the Property;

          (e) regarding leases affecting the Property, (a) for any sums expended by Lender in fulfilling the obligations of Borrower for which Lender is personally liable, including without limitation the return of security deposits to tenants if not delivered to Lender upon foreclosure or sale pursuant to power of sale, or (b) for any rents or other income from leases either (i) after the occurrence of an Event of Default, not applied to the fixed and operating expenses of the Property, including without limitation, payments on the Loan or (ii) under future leases that do not comply with the requirement of the Mortgage that such leases be designated as superior or subordinate to the Mortgage at Lender's option;

          (f)  for  the  Net  Cash  Proceeds   attributable  to  any  Individual
     Properties sold in violation of the provisions contained in subsection 7.1(d) hereof;

          (g) for the Allocated Loan Amount attributable to any Individual Property covered by the Lien of the Mortgage with respect to which such Lien ceases to be enforceable by reason of avoidance under bankruptcy or other fraudulent transfer laws;

          (h) for any damages incurred by Lender by reason of any fraud or material misrepresentation with intent to deceive by Borrower in connection with the Property, the Loan Documents, the application for the Loan or any other aspect of the Loan;

          (i) for costs and expenses incurred by Lender with respect to the Property at any time after six (6) months after the date on which the Loan becomes due and payable in full, by acceleration or otherwise, or after any event described in subsection 7.1(f); and

          (j) for interest accruing on the Loan from the date six (6) months after the date on which the Loan becomes due and payable in full, by acceleration or otherwise, or after any event described in subsection 7.1(f) until title to all of the Property passes from the Borrower pursuant to enforcement of the Mortgage.

Nothing contained herein shall impair Lender's rights under Applicable Laws, including without limitation applicable bankruptcy law; nor shall anything contained herein impair Lender's status and rights as a holder of senior indebtedness pursuant to any instrument under which Lender would be granted senior status or a derivative recourse claim.

     Section 2.10 Permitted Second Lien. Borrower shall have the right to encumber the Property with a second Lien (hereinafter called the "Permitted Second Lien") which Permitted Second Lien shall be substantially in the form of Exhibit B hereto. The Permitted Second Lien shall secure only the Bank Debt and any refinancing thereof. The Permitted Second Lien documents shall provide, among other things, that the Permitted Second Lien is not forecloseable until Lender accelerates the maturity of the Note. The Permitted Second Lien documents shall further provide that in the event Lender accelerates the maturity of the Note, the sole remedy of the holder of the Permitted Second Lien is to cooperate and join Lender in the simultaneous foreclosure of both Liens in accordance with Lender's schedule for foreclosure, time being of the essence. The Permitted Second Lien documents shall contain such additional provisions as may be required by state and local law to accomplish the foregoing objectives. During the term of any such Permitted Second Lien, Borrower shall provide Lender, without cost to Lender, with annual estoppel certificates, stating the then correct balance of Bank Debt, the current interest rate on the Bank Debt, and the remaining amortization schedule for the Bank Debt of the then current year.



                                  ARTICLE III
                              Conditions Precedent

     Section 3.1 Documents to be Delivered. As a condition to the effectiveness of this Agreement, Lender shall have received all of the following, at Lender's office in New York, New York, duly executed and delivered and in form, substance and date satisfactory to Lender:

          (a) The Note.

          (b) A certificate of the chief financial officer of Borrower in form and substance satisfactory to Lender.

          (c) Favorable opinion(s) of counsel to Borrower, substantially in the form set forth in Exhibit D.

          (d) Each Security Document listed in the Security Schedule, together with appropriate UCC Financing Statements.

          (e) Each additional closing item described in Schedule 3.

     Section 3.2 Additional Conditions Precedent. In addition the following conditions precedent have been satisfied:

          (a) All representations and warranties made by Borrower in any Loan Document shall be true on and as of the date made and on the Effective Date (except where such representations expressly relate to an earlier date).

          (b) Borrower shall have performed and complied with all agreements and conditions required in the Loan Documents to be performed or complied with by it on or prior to the date of the Loan.

          (c) Borrower shall have obtained confirmation by the Bankruptcy Court of its Plan of Reorganization.

          (d) No Default under this Agreement shall exist and be continuing.

          (e) Each additional condition described in Schedule 4.


                                   ARTICLE IV
                         Representations and Warranties

     Section 4.1 Borrower's Representations and Warranties. To induce Lender to enter into this Agreement and to restructure the Loan, the Borrower represents and warrants to Lender that:

          (a) No Default. Borrower is not in Default in the performance of any of the covenants and agreements contained herein. No event has occurred and is continuing which constitutes a Default.

          (b) Organization and Good Standing. Borrower is a corporation duly organized, validly existing and in good standing under the laws of its state of organization, having all corporate powers required to carry on its business and enter into and carry out the transactions contemplated hereby. Borrower has all requisite power and all governmental certificates of authority, licenses, permits, qualifications, and other documentation to own, lease and operate its properties and to carry on its business as now conducted and as contemplated to be conducted except where failure to obtain any such governmental certificate of authority, license, permit, qualification or other documentation would not have a Materially Adverse Effect. Borrower is duly qualified, in good standing, and authorized to do business in all other jurisdictions within the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such qualification necessary.

          (c) Authorization. Borrower has duly taken all corporate action necessary to authorize the execution and delivery by it of the Loan Documents to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder.

          (d) No Conflicts or Consents. The execution and delivery the Loan Documents to which Borrower is a party, the performance by Borrower of its obligations under such Loan Documents, and the consummation of the transactions contemplated by the various Loan Documents, do not and will not (i) conflict with any provision of (A) any applicable domestic or foreign law, statute, decree, rule or regulation, except where failure to comply therewith would not have a Materially Adverse Effect (B) the certificate of incorporation or bylaws, of Borrower, or (C) any judgment, license, order or permit applicable to or binding upon Borrower, (ii) result in the acceleration of any Debt of Borrower, (iii) result in or require the creation of any Lien upon any assets or properties of Borrower except as expressly contemplated in the Loan Documents, or (iv) contravene, result in a breach of or constitute a default under any mortgage, deed of trust, lease, promissory note, loan agreement or other material contract or material agreement entered into as of the Effective Date to which Borrower is a party or any of its properties may currently be bound or affected. Except as expressly contemplated in the Loan Documents, no consent, approval, authorization or order of, and no notice to or filing with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by Borrower of any Loan Document or to consummate any transactions contemplated by the Loan Documents.

          (e) Enforceable Obligations. This Agreement is, and the other Loan Documents are or, when duly executed and delivered, will be, legal and binding obligations of Borrower enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights.

          (f) Title and Authority. Borrower is the lawful owner of good and marketable title to the Property and has good right and authority to grant, bargain, sell, transfer, assign and mortgage the Mortgaged Property and to grant a security interest in the Collateral. Borrower does not do business with respect to the Property under any trade name other than as set forth on the Disclosure Schedule attached hereto as Schedule 1.

          (g) Permitted Encumbrances. The Property is free and clear from all Liens, security interests and encumbrances except the Lien and security interest evidenced by the Security Documents and the encumbrances set forth in the Security Documents, including without limitation the Permitted Second Lien, and the mechanic's or materialmen's Liens, lienable bills or other claims constituting or that may constitute a Lien on the Property, or any part thereof that are set forth on the Disclosure Schedule (hereinafter called the "Permitted Encumbrances").

          (h) No Financing Statement. There is no financing statement covering all or any part of the Property or its proceeds on file in any public office except with respect to the Permitted Second Lien or as described in the Disclosure Schedule

          (i) Location of Collateral. All tangible Collateral is located on the Property.

          (j) Compliance with Covenants and Laws. To the best of knowledge of Borrower, the Property and the intended use thereof by Borrower comply with all applicable restrictive covenants, zoning ordinances and building codes, flood disaster laws, applicable health and environmental laws and regulations and all other applicable laws, statutes, ordinances, rules, regulations, orders, determinations and court decisions (all of the foregoing hereinafter sometimes collectively called "Applicable Laws"), except where failure to comply therewith would not have a Materially Adverse Effect, which compliance is, except with respect to parking, without reliance on adjacent or other properties not covered by the Lien of the Mortgage. Borrower has obtained all requisite zoning, utility, building, health and operating permits from each governmental authority or municipality having jurisdiction over the Property except where failure to obtain any such permit would not have a Materially Adverse Effect. Borrower has not been notified by any Governmental Authority of or is otherwise aware of any material violation of parking or zoning requirements that Borrower believes cannot be corrected by providing additional surface parking on portions of the Property suitable for parking purposes except as previously disclosed to Lender. The existing parking provided on each Individual Property is adequate to meet the business requirements of the operations conducted thereon.

          (k)  Environmental.  To the best of  Borrower's  knowledge  after  due inquiry, except as set forth on Schedule 1, Borrower covenants and represents to Lender that, (i) no Hazardous Substances are now or have ever been located, produced, used, stored, treated, transported, incorporated, discharged, emitted, released, deposited or disposed of in, upon, under, over or from the Property in a manner that may give rise to any actual or potential liability to pay response costs or other damages, losses or expenses or otherwise violate any Environmental Laws which could reasonably be expected to result in a Materially Adverse Effect; (ii) no Hazardous Substances are currently located, stored, or used at the Property, except with respect to such Hazardous Substances which are (x) customarily located, stored or used in retail stores similar to the Property or (y) unique and necessary to a Borrower's business located at the Property, provided that such Hazardous Substances described in (x) or (y) are at all times stored, located and used in compliance with all Environmental Laws;
     (iii) no Hazardous Substances have been discharged, released or emitted, upon or from the Property into the environment and no threat exists of a discharge, release or emission of a Hazardous Substance upon or from the Property into the environment, which discharge, release or emission, in either case, would subject the owner of the Property to any damages, penalties or liabilities under any applicable Environmental Laws which could reasonably be expected to result in a Materially Adverse Effect; (iv) the Property has not ever been used as or for a mine, a landfill, a dump or other disposal facility or a gasoline service station; (v) no underground storage tank is now located on or at the Property or if previously located therein has been removed therefrom in compliance with all applicable Environmental Laws and any clean-up of the surrounding soil in connection therewith has been completed or is such that, in each case, it could not reasonably result in a Materially Adverse Effect; (vi) no asbestos, ACM, materials containing urea-formaldehyde, or transformers, capacitors, ballasts or other equipment that contain PCBs are located on at or under the Property which could reasonably be expected to result in a Materially Adverse Effect; (vii) the Property has never been used by Borrower or any Affiliate or, to the best of Borrower's knowledge, after reasonable investigation, any other person or entity (including any prior owner of the Property) as a permanent or temporary treatment, storage or disposal site for any Hazardous Substance; (viii) no violation of any Environmental Law now exists or has ever existed in, upon, under, over or from the Property, no notice of any such violation or any alleged violation thereof has been issued or given by any governmental entity or agency, and there is not now nor has there ever been any investigation or report involving the Property by any governmental entity or agency which in any way relates to Hazardous Substances which could reasonably be expected to result in a Materially Adverse Effect; (ix) no Person has given any notice of or asserted any claim, cause of action, penalty, cost or demand for payment or compensation, whether or not involving any injury or threatened injury to human health, the environment or natural resources, resulting or allegedly resulting from any activity or event described in clauses (i)-(viii) above and to the knowledge of Borrower, no basis for such a claim exists which, in each case, could be expected to result in a Materially Adverse Effect;
     (x) there are not now, nor to Borrower's best knowledge have there ever been, any actions, suits, proceedings or damage settlements relating in any way to Hazardous Substances, in, upon, under, over or from the Property which could reasonably be expected to result in a Materially Adverse Effect; (xi) no oral or written notification of a Release (as such term is defined in 42 U.S.C. ss. 9601(22)) of any Hazardous Substances has been filed by or on behalf of Borrower through authorized employees or agents and the Property are not listed in the United States Environmental Protection Agency's List of Hazardous Waste Sites or any other list of Hazardous Substance sites maintained by any federal, state or local governmental agency which could reasonably be expected to result in a Materially Adverse Effect; (xii) there are no environmental liens on the Property, and, to the best knowledge of Borrower, no governmental actions have been taken or are in process which could subject the Property to such liens; and (xiii) Borrower has not transported or arranged for the transportation of any Hazardous Substances to any location which is listed or proposed for listing under CERCLA or on any similar state list or which is the subject of federal, sate or local enforcement actions or other investigations.

          (l) No Suits. There are no judicial or administrative actions, suits, judgments or any other proceedings pending or, to the best of knowledge of Borrower, threatened against or affecting Borrower, any other person liable, directly or indirectly, for the Secured Indebtedness, or the Property, which do or may have a Materially Adverse Effect on Borrower or on the Property, or involving the validity, enforceability or priority of any of the Loan Documents except as set forth in the Disclosure Schedule.

          (m) Financial Statements. The financial statements identified in the Disclosure Schedule fairly present Borrower's Consolidated financial position at the respective dates thereof and the Consolidated results of Borrower's operations and the changes in Borrower's Consolidated financial position for the respective periods thereof. Except as noted therein, the financial statements were prepared in accordance with GAAP.

          (n) Names and Places of Business. Borrower has not, during the preceding five years, been known by or used or had any other corporate, trade, or fictitious name, except as disclosed in the Disclosure Schedule. Except as otherwise indicated in the Disclosure Schedule, the chief executive office and principal place of business of the Borrower are (and for the preceding five years have been) located at the address set out in
     Section 8.3.

          (o) Condition of Property. To the best of knowledge of Borrower and except in the Disclosures Schedule (a) the Property is served by electric, gas, storm and sanitary sewers or septic sewer systems, sanitary water supply, telephone and other utilities required for the use thereof at or within the boundary lines of the Property; (b) all streets, alleys and easements necessary to serve the Property for the use represented by the Borrower have been completed and are serviceable and such streets have been dedicated and accepted by applicable governmental entities; (c) the Property is in good condition and repair, and is free from damage caused by fire or other casualty except as set forth in the Disclosure Schedule; (d) there is no latent or patent structural or other significant defect or deficiency in the Property; (e) Design and as-built conditions of the Property are such that no drainage or surface or other water will drain across or rest upon either the Property or land of others so as to have a Materially Adverse Effect; (f) none of the Property is within a flood plain except as indicated on the surveys of the Property delivered to Lender; (g) none of the improvements on the Property create an encroachment over, across or upon any of the Property boundary lines, rights of way or easements, and no buildings or other improvements on adjoining land create such an encroachment except as indicated on the surveys of the Property delivered to Lender.

          (p) Not a Foreign Person. Borrower is not a "foreign person" within the meaning of the Internal Revenue Code of 1986, as amended (hereinafter called the "Code"), Sections 1445 and 7701 (i.e., no Related Person is a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in the Code and regulations promulgated thereunder).

          (q) ERISA.  As of the date hereof and throughout the term of the Loan,
     (i) Borrower is not an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, (ii) the assets of the Borrower do not constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. ss. 2510.3-101, (iii) Borrower is not a "governmental plan" within the meaning of Section 3(32) of ERISA, and (iv) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans. Except as disclosed in the Disclosure Schedule, no Termination Event has occurred with respect to any ERISA Plan.

          (r) Investment Company Act, etc. Borrower is not (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (ii) subject to regulation under the Public Utility Holding Company Act of 1935.

     Section 4.2  Placement of Loan.

          (a) Borrower acknowledges that Lender or its assignee (each a "Placement Party") may elect to place the Loan, in a pool of loans, and/or notes secured by or dependent on the cash flow of mortgage loans, which will constitute security for a rated securities offering (such pool is called a "Loan Pool"; such rated securities offering, a "Securitization").

          (b) At the request of Lender, Borrower will, at Lender's sole cost and expense, use its best efforts to assist Lender to satisfy the market standards to which Lender customarily adheres or which may be required in the marketplace or by the rating agencies in order to enable a Placement Party to place the Loan in a Loan Pool, including, without limitation, to cooperate with Lender's preparation of a private placement memorandum or registration statement and amendments and supplements thereto to privately place or publicly distribute the Note or the Loan or securities issued in connection therewith in a manner that satisfies the requirements of the Securities Act of 1933, as amended and applicable state law requirements, provided Borrower shall not be required to disclose individual store sales or other nonpublic information which would, in Borrower's judgment, adversely affect its business prospects or competitive position. Notwithstanding the foregoing proviso, Borrower shall disclose individual store sales to Lender to provide to rating agencies and will provide Lender with total sales information for the Property on an aggregate basis, for fiscal year 1996 and annually thereafter.

          (c) Lender shall be permitted to share any information provided by Borrower pursuant to this Section 4.2 in connection with the placement of a Loan Interest in a Loan Pool with the investment banking firms, rating agencies, accounting firms, law firms and other third-party advisory firms involved with any transfer of the Loan, the Loan Documents or the applicable Securitization. It is understood that the information provided by Borrower to Lender may ultimately be incorporated into the offering documents for the Securitization and thus various investors may also see some or all of the information.

          (d) Borrower acknowledges that any transfer of the Loan or the placement of the Loan Interest in a Loan Pool may occur at any time during the term of this Agreement and the provisions of this Section 4.2 shall be applicable throughout the term of the Loan.


                                   ARTICLE V
                              Covenants of Borrower

     Section 5.1 Covenants. Borrower warrants, covenants and agrees that, until the full and final payment of the Secured Indebtedness and the termination of this Agreement (unless Lender has previously agreed otherwise):

          (a) Payment and Performance. Borrower will pay all amounts due under the Loan Documents in accordance with the terms thereof and will observe, perform and comply with every covenant, term and condition expressed or implied in the Loan Documents.

          (b) Existence. Borrower will continuously maintain its existence and its right to do business in each state in which it owns Property together with its franchises and trade names to the extent required by Applicable Laws.

          (c) Operation of Property. Borrower will operate the Property in a good and workmanlike manner and in accordance with all Applicable Laws except where failure to comply therewith will not have a Materially Adverse Effect and will pay all fees or charges of any kind in connection therewith. Borrower will keep the Property occupied so as not to impair the insurance carried thereon except where an Individual Property is closed if appropriate insurance is maintained thereon. Borrower will not use or occupy, or allow the use or occupancy of, the Property in any manner which (i) violates any Applicable Laws except where failure to comply therewith will not have a Materially Adverse Effect or (ii) constitutes a public or private nuisance or (iii) makes void, voidable or cancelable, any insurance then in force with respect thereto. Borrower will not initiate any zoning reclassification of the Property or seek any variance under existing zoning ordinances applicable to the Property or use or, to the extent controllable by Borrower, permit the use of any Property in such a manner which would result in such use becoming a nonconforming use under applicable zoning ordinances or other Applicable Laws. Borrower will not impose any restrictive covenants or encumbrances upon the Property (other than Permitted Encumbrances), execute or file any subdivision plat affecting the Property or consent to the annexation of the Property to any municipality, without the prior written consent of Lender. Borrower shall not cause or, to the extent controllable by Borrower, permit any drilling or exploration for, or extraction, removal or production of, minerals from the surface or subsurface of the Property. Borrower will not knowingly do or suffer to be done any act whereby the value of any part of the Property will be lessened. Borrower will not operate or permit the Property to be operated as a cooperative or condominium building or buildings in which the tenants or occupants participate in the ownership, control or management of the Property or any part thereof, as tenant stockholders or otherwise. Borrower will allow Lender or its authorized representative to enter the Property at any reasonable time to inspect the Property and Borrower's books and records pertaining thereto and Borrower will assist Lender or said representative in whatever reasonable way necessary to make such inspection. If Borrower receives a notice of claim from any federal, state or other governmental entity pertaining to the Property, regarding a matter which could have a Materially Adverse Effect or a notice that the Property is not in compliance with any Applicable Laws except where failure to comply therewith would not have a Materially Adverse Effect, Borrower will promptly furnish a copy of such notice or claim to Lender.

          (d) Debts for Construction. Borrower will cause all debts and liabilities relating to utilities servicing the Property to be promptly paid. Borrower will cause all debts and liabilities of any character, including without limitation all debts and liabilities for labor, material, fixtures and equipment which are subject to the Security Documents, incurred in the construction, maintenance, operation and development of the Property to be promptly paid except where failure to make such payments would not result in a Materially Adverse Effect. Notwithstanding the foregoing, Borrower may in good faith, by appropriate proceedings, contest the validity, applicability or amount of any debt or liability and pending such contest Borrower shall not be deemed in default hereunder if Borrower provide Lender with security satisfactory to Lender in its reasonable discretion and if the Borrower promptly causes to be paid any amount adjudged by a court of competent jurisdiction to be due, with all costs and interest thereon, promptly after such judgment becomes final; provided, however, that in any event each such contest shall be concluded and any debt, liability, lien, interest and costs shall be paid, bonded around or otherwise removed prior to the date any writ or order is issued under which the Property may be sold.

          (e) Ad Valorem Taxes. The Borrower will cause to be paid prior to delinquency all taxes and assessments heretofore or hereafter levied or assessed against the Property, or any part thereof, or against the Trustee or Lender for or on account of the Note or the other Secured Indebtedness or the interest created by the Security Documents; except that Borrower may in good faith, by appropriate proceedings, contest the validity, applicability, or amount of any asserted tax or assessment, provided that appropriate reserves consistent with GAAP are established at the time of any such contest and Borrower provides Lender with satisfactory evidence thereof.

          (f) Repair and Maintenance. Borrower will keep and maintain the Property, including the parking, recreational and landscaped portions thereof, in good order, repair, operating condition and appearance, causing all necessary structural and non-structural repairs, renewals, replacements, additions and improvements to be promptly made, and will not allow any of the property to be misused, abused or wasted or to deteriorate. Borrower shall provide Lender with written notice of any material damage to or destruction of the Property or any portion thereof within five (5) Business Days of such occurrence. Borrower will promptly replace all worn-out or obsolete fixtures or personal property covered by the Security Documents with fixtures or personal property comparable to the replaced fixtures or personal property when new, and will repaint the Property when needed. Notwithstanding the foregoing, Borrower will not without the prior written consent of Lender, (i) remove from the Property any fixtures or personal property covered by the Security Documents except
     (A) such as is replaced by Borrower by an article of equal suitability and value owned by Borrower, free and clear of any Lien or security interest (except that created by the Security Documents or the Permitted Second
     Lien) or (B) such fixtures or personal property (other than heating and air conditioning equipment) having a value of less than $100,000, the removal of which would not have a Materially Adverse Effect on the Individual Property to which it relates, or (ii) make any structural alterations which diminish the value of the improvements on the Property, or (iii) expend more than $150,000 in the aggregate in any twelve (12) calendar monthly period on structural alterations on any Individual Property, or (iv) erect any new buildings, structures, or building additions on any Individual Property (except such new buildings, structures or building additions that do not diminish the value of such Individual Property and the cost of construction of which is not in excess of $200,000 in the aggregate in any twelve (12) calendar month period). Notwithstanding the above, Borrower may repair or replace the roof and/or the asphalt parking lot at any Individual Property provided such repairs or replacement shall meet all applicable building codes and requirements and shall result in the roof and/or parking lot being of equal or grater quality as the roofs and/or parking lots of comparable retail establishments.

          (g) Insurance and Casualty.

               (i) Application of Proceeds. Borrower will keep the Property insured against loss or damage by fire, explosion, windstorm, hail, flood (if the Property shall at any time be located in the 100-year flood plain in which flood insurance has been made available pursuant to the Flood Disaster protection Act of 1973), tornado and such other hazards as may be reasonably required by Lender by policies of fire, extended coverage and other insurance in such company or companies, in such amounts as are sufficient to prevent the application of any co-insurance contributions on loss and not less than the full replacement cost of the improvements located on the Property and all personal property included in the Collateral, upon such terms and provisions, in such forms, and with such loss payees, insureds and endorsements (including without limitation the "replacement cost" endorsement with a waiver of depreciation), all as may be acceptable to Lender. Such insurance shall include boiler and machinery insurance, if applicable, covering boilers and other high pressure vessels, the air conditioning system and high pressure piping, machinery and equipment. Such insurance shall also include earthquake insurance for that portion of the Property located outside California, New Mexico and Nevada to the extent and in the amounts maintained by the Borrower as of the date of this Agreement and in the amount of at least $15,000,000 for that portion of the Property located within California, New Mexico and Nevada, to the extent that such coverage is available at commercially reasonable rates and, in the event the Property is leased at aggregate annual rentals in excess of $250,000, rental loss insurance in at least the aggregate annual amount of all rent and additional rents payable by tenants under leases of the Property. The Borrower will also provide such other insurance as Lender may from time to time reasonably require, in such companies, upon such terms and provisions, in such amounts, and with such endorsements, all as are approved by Lender. Borrower will deliver to Lender certified copies of the original policies evidencing such insurance and any additional insurance which shall be taken out upon any part of the Property and receipts evidencing the payment of all premiums, and will deliver certificates evidencing renewals of all such policies of insurance to Lender at least fifteen (15) days before any such insurance shall expire. Without limiting the discretion of Lender with respect to required endorsements to insurance policies, Borrower further agrees that all such policies shall provide that proceeds thereunder will be payable to Lender as its interest may appear pursuant and subject to a mortgage clause (without contribution) of standard form attached to or otherwise made a part of the applicable policy. In the event of foreclosure of any Security Document, or other transfer of title to the Property in extinguishment in whole or in part of the Secured Indebtedness, all right, title and interest of Borrower in and to such policies then in force concerning the Property covered by such Security Document and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title. In the event any of the Property covered by such insurance is destroyed or damaged by fire, explosion, windstorm, hail or by any other casualty against which insurance shall have been required hereunder, (A) Lender may, but shall not be obligated to, make proof of loss if not made promptly by Borrower, (B) each insurance company concerned is hereby authorized and directed to make payment for such loss directly to Lender instead of to Borrower and
          (C) Lender shall apply the insurance proceeds as follows:

                    (A) first, to reimburse Lender or the Trustee for all costs and expenses, including reasonable attorney's fees, incurred in connection with the collection of such proceeds; and

                    (B) second, if (a) the amount of the loss is more than $250,000, (b) there is then existing a Default that is capable of being cured by the payment of money or an Event of Default, (c) in Lender's judgment, restoration cannot be completed within twelve (12) months after such destruction, or (d) the insurer denies liability to any named insured, then in any such event, the remainder of said proceeds shall be applied to the Secured Indebtedness (without premium or penalty); and

                    (C)  third,  if none of the facts  described  in (a) through
                         (d) of subsection (B) above exists (or if Lender waives the matters described in subsection (B)), the remainder of such proceeds shall be applied to the repair, restoration or replacement of the Individual Property so destroyed or damaged to as good or better condition as existed prior to such destruction or damage in accordance with plans and specifications approved in writing by Lender in its reasonable discretion and any amounts not so applied shall, at Lender's option, be applied to the payment (without premium or penalty) of the Secured Indebtedness.

          Notwithstanding the foregoing, Lender shall have the option to apply any such insurance proceeds, in whole or in part, to the repair, restoration or replacement of the Property rather than applying such proceeds to the payment of the Secured Indebtedness, without regard to the extent of the damage to the Property or the existence of a Default hereunder. If Lender elects or is required to apply insurance proceeds to restoration, (i) the proceeds may, at Lender's election, be held in a mutually acceptable interest bearing account to be disbursed in installments by Lender or by a disbursing agent (hereinafter called the "Depository") selected by Lender at Borrower's expense and whose fees and expenses shall be paid by Borrower, (ii) Borrower shall, upon demand by Lender, from time to time, deposit with Lender or the Depository in an interest bearing account selected by Lender in its sole discretion, the amount of any deductible under such insurance coverage and such amounts in excess of the amount, from time to time, on deposit as may be necessary to complete such restoration and (iii) the insurance proceeds and such other amounts deposited pursuant to (ii) above shall be disbursed from time to time as restoration progresses satisfactorily in Lender's reasonable judgment, based upon receipt of appropriate lien waivers and a certificate of the architect or engineer in charge of the work, the form and content of such certificate to be reasonably satisfactory to Lender, and title insurance protection against mechanic's and materialmen's liens. If an Event of Default occurs and is continuing prior to full disbursement of the insurance proceeds, any undisbursed portion may, at Lender's option, be applied to the payment of the Secured Indebtedness, whether or not then due and in any order of priority, and such application shall be deemed to be a prepayment of the outstanding principal balance of the Loan and shall be subject to a Prepayment Premium computed in accordance with Section 2.6 hereof and subject to the limitations thereunder.

               (ii) Partial Release. If Lender elects to apply insurance proceeds to the Secured Indebtedness and the insurance proceeds are greater than or equal to the sum of the then current Allocated Loan Amount of the Individual Property to which such proceeds relate, together with accrued interest thereon, other amounts advanced by Lender with respect thereto and all costs incurred by Lender with respect thereto, then Lender shall release from the Lien of the Mortgage such Individual Property. If Lender elects to apply insurance proceeds to the Secured Indebtedness and the insurance proceeds are less than the then current Allocated Loan Amount of the Individual Property to which such proceeds relate plus accrued interest thereon, other amounts advanced by Lender with respect thereto and all costs incurred by Lender relating to the proposed release, then at Borrower's option, upon thirty (30) days' prior written notice to Lender, Borrower may obtain a release of such Individual Property from the Lien of the Mortgage upon payment to Lender of such amount as is necessary, when added to such insurance proceeds, to pay the then current Allocated Loan Amount plus accrued interest thereon, other amounts advanced by Lender with respect thereto and all costs incurred by Lender relating to the proposed release.

               (iii) Notice and Restoration. In any event, the unpaid portion of the Secured Indebtedness shall remain in full force and effect and the Borrower shall not be excused in the payment thereof. If any act or occurrence of any kind or nature (including any casualty on which insurance was not obtained or obtainable) shall result in damage to or loss or destruction of any of the Property, Borrower shall give immediate notice thereof to Lender and, unless otherwise so instructed by Lender or in the event Lender has applied the insurance proceeds to the Note, shall promptly, at Borrower's sole cost and expense and regardless of whether the insurance proceeds, if any, shall be sufficient for the purpose, diligently restore, repair, replace and rebuild the Individual Property so damaged or destroyed as nearly as possible to its value, condition and character immediately prior to such damage, loss or destruction in accordance with plans and specifications submitted to and approved by Lender in writing.

          (h)  Condemnation.

               (i) Application of Proceeds. Immediately upon obtaining knowledge of the institution or threat of institution of any proceedings for the condemnation of the Property or any portion thereof, or any other proceedings arising out of injury or damage to the Property, or any portion thereof, Borrower will notify Lender of the pendency of such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments requested by it to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. All proceeds of condemnation awards or proceeds of sale in lieu of condemnation with respect to the Property and all judgments, decrees and awards for injury or damage to the Property shall be paid to Lender and shall be applied as follows:

                    (A) first, to reimburse Lender or the Trustee for all costs and expenses, including reasonable attorney's fees, incurred in connection with collection of such proceeds; and

                    (B) second, if (i) if the cost of the repair, restoration or replacement is more than $250,000 or (ii) there is then existing a Default that is capable of being cured by the payment of money or an Event of Default, or
                         (iii) in Lender's judgment, restoration, repair or replacement cannot be completed within twelve (12) months after such taking occurs or (iv) the Individual Property that is the subject of such proceedings is partially taken or diminished in value and, in the reasonable judgment of Borrower, need not be rebuilt, restored or repaired in any manner, or (v) all of the Property is taken pursuant to such proceedings, then in any such event, the remainder of said proceeds shall be applied to the payment of the Note; and

                    (C)  third,  if none of the facts  described  in (i) through
                         (v) of subsection (B) above exists (or if Lender waives the matters described in (ii) of subsection (B)), the remainder of such proceeds shall be applied to the repair, restoration or replacement of the Individual Property that is the subject of such proceeding and any amounts not thus paid over shall be applied to the Note; provided, that any such proceeds held by Lender to be applied to the repair, restoration or replacement of the Property as provided above shall be held and disbursed in the same manner as provided in subsection (g) of this Section 5.1.

     Notwithstanding the foregoing, Lender shall have the option to apply any proceeds of condemnation awards or proceeds of sale in lieu of condemnation with respect to the Property or any judgments, decrees and awards for injury or damage to the Property, in whole or in part, to the repair, restoration or replacement of the Property rather than applying such proceeds to the payment of the Secured Indebtedness, without regard to the extent of the taking or the damage to the Property or the existence of a Default hereunder.

               (ii) Partial Release. If Lender elects to apply condemnation proceeds to the Secured Indebtedness and the condemnation proceeds are greater than or equal to the sum of the then current Allocated Loan Amount of the Individual Property to which such proceeds relate plus accrued interest thereon, other amounts advanced by Lender with respect thereto and all costs incurred by Lender relating to the proposed release then Lender shall release from the Lien of the Mortgage such Individual Property. If Lender elects to apply condemnation proceeds to the Secured Indebtedness and the condemnation proceeds are less than the then current Allocated Loan Amount of the Individual Property to which such proceeds relate, then at Borrower's option upon thirty (30) days' prior written notice to Lender, Borrower may obtain a release of such Individual Property from the Lien of the Mortgage upon payment to Lender of such amount as is necessary when added to such condemnation proceeds to pay the then current Allocated Loan Amount plus accrued interest thereon, other amounts advanced with respect to such Individual Property, and all costs incurred by Lender relating to the proposed release. Notwithstanding the foregoing, Lender shall have the option to apply any proceeds of condemnation awards or proceeds of sale in lieu of condemnation with respect to the Property or any judgments, decrees and awards for injury or damage to the Property, in whole or in part, to the repair, restoration or replacement of the Property rather than applying such proceeds to the payment of the Secured Indebtedness, without regard to the extent of the taking or the damage to the Property or the existence of a Default hereunder.

               (iii) Notice and Restoration. In any event the unpaid portion of the Secured Indebtedness shall remain in full force and effect and shall not be excused in the payment thereof. In the event any of the foregoing proceeds are applied to the repair, restoration or replacement of the Property, the Borrower shall promptly commence and complete such repair, restoration or replacement of the Property as nearly as possible to its value, condition and character immediately prior to such damage or taking in accordance with plans and specification submitted to and approved by the Lender.

               (iv) Assignment to Lender. Borrower hereby assigns and transfers all such proceeds, judgments, decrees and awards to Lender and agrees to execute such further assignments of all such proceeds, judgments, decrees and awards as Lender may request. Lender is hereby authorized, in the name of Borrower, to execute and deliver valid aquittances for, and to appeal from, any such judgment, decree or award. Lender shall not be, in any event or circumstances, liable or responsible for failure to collect, or exercise diligence in the collection of, any such proceeds, judgments, decrees and/or awards.

          (i) Protection and Defense of Lien. If the validity or priority of any Security Document or of any rights, titles, Liens or security interests created or evidenced hereby with respect to the Property or any part thereof shall be endangered or questioned or shall be attacked directly or indirectly or if any legal proceedings are instituted against Borrower with respect thereto, Borrower will give prompt written notice thereof to Lender and at Borrower's own cost and expense will diligently endeavor to cure any defect that may be developed or claimed, and will take all necessary and proper steps for the defense of such legal proceedings, including but not limited to the employment of counsel, the prosecution or defense of litigation and the release or discharge of all adverse claims, and the Trustee and Lender, or either of them (whether or not named as parties to legal proceedings with respect thereto) are hereby authorized and empowered to take such additional steps as in its or their judgment and discretion may be necessary or proper for the defense of any such legal proceedings or the protection of the validity or priority of the Security Documents and the rights, titles, Liens and security interests created or evidenced hereby and shall be reimbursed for any expenses so incurred pursuant to subsection (r).

          (j) No Other Liens. Borrower will not, without the prior written consent of Lender, create, place or permit to be created or placed, or through any act or failure to act, acquiesce in the placing of, or allow to remain, any deed of trust, mortgage, voluntary or involuntary Lien, whether statutory, constitutional or contractual (except for the Permitted Second Lien and the Lien for ad valorem taxes on the Property which are not delinquent), security interest (except for the security interests included in the Permitted Second Lien), encumbrance or charge, or conditional sale or other title retention document, against or covering the Property, or any part thereof, other than the Permitted Encumbrances, regardless of whether the same are expressly or otherwise subordinate to the Lien or security interest created in the Security Documents, and should any of the foregoing become attached hereafter in any manner to any part of the Property without the prior written consent of Lender, Borrower will cause the same to be promptly discharged and released. Borrower will own all parts of the Property and will not acquire any fixtures, equipment or other property forming a part of the Property pursuant to a lease, license or similar agreement, without the prior written consent of Lender.

          (k) Books and Records. Borrower will keep accurate books and records in accordance with GAAP in which full, true and correct entries shall be promptly made as to all operations on the Property, and will permit all such books and records (including without limitation all contracts, statements, invoices, bills and claims for labor, materials and services supplied for the construction and operation of the improvements forming a part of the Property) to be inspected and copied by Lender and its duly accredited representatives at all times during reasonable business hours.

          (l) Financial Information.

               (i) Annual Consolidated Financial Statements. Within ninety (90) days after the close of each fiscal year, Borrower shall furnish Lender with audited Consolidated financial statements, including balance sheets, income statements and statements of cash flows for the Borrower, prepared in accordance with GAAP and such other available information as the Lender shall request.

               (ii) Annual Reports Regarding Stores. Within ninety (90) days after the close of each fiscal year, Borrower shall furnish Lender with a report providing an analysis for each Store included in the Property of operating income and expenses. Lender agrees that such information is confidential and shall not be disclosed to any third party (except as required by law following prior notice to Borrower) without Borrower's written consent.

               (iii) Other Financial Information. Promptly upon their becoming available, copies of all financial statements, and proxy statements sent by Borrower to its stockholders and all registration statements, periodic reports, press releases, monthly sales reports (if publicly released), and other statements and schedules filed by Borrower with any securities exchange, the Securities and Exchange Commission or any similar governmental authority, including without limitation copies of all reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which Borrower shall have filed with the Securities and Exchange Commission.

          (m) Liability Insurance. Borrower shall maintain commercial general public liability insurance against claims for bodily injury or death and property damage occurring in or upon or resulting from the Property, in standard form and with such insurance company or companies as may be acceptable to Lender, such insurance to afford immediate protection, to the limit of not less than $5,000,000 in respect of any one accident or occurrence, and to the limit of not less than $5,000,000 for property damage, with not more than $500,000 deductible. Such Commercial General Public Liability insurance shall include Blanket Contractual Liability coverage which insures contractual liability under the indemnifications of Lender and the Trustee by Borrower set forth in this Agreement (but such coverage or the amount thereof shall in no way limit such indemnifications). Borrower shall maintain with respect to each policy or agreement evidencing such Commercial General Public Liability insurance such endorsements as may be required by Lender and shall at all times deliver and maintain with Lender a certificate with respect to such insurance in form satisfactory to Lender. Not less than fifteen (15) days prior to the expiration date of each policy of insurance required of Borrower pursuant to this Section 5.1(m), Borrower shall deliver to Lender certificates or other evidence of payment satisfactory to Lender. In the event of a foreclosure of any Security Document, the purchaser of the Property covered thereby shall succeed to all the rights of Borrower, including any right to unearned premiums, in and to all policies of insurance assigned pursuant to the provisions of this subsection, and Borrower hereby authorize Lender to notify any or all insurance carriers of this assignment.

          (n) Proceeds of Collateral. Borrower shall account fully and faithfully for and, if Lender so elects, shall promptly pay or turn over to Lender the proceeds in whatever form received from disposition in any manner of any of the Collateral, except as otherwise specifically authorized herein. In the event Lender so elects and the proceeds from the disposition of such Collateral are paid over to Lender, Lender shall apply such proceeds to the Secured Indebtedness without prepayment penalty. Borrower shall at all times keep the Collateral and its proceeds separate and distinct from other property of Borrower and shall keep accurate and complete records of the Collateral and its proceeds.

          (o) Permitted Encumbrances. Borrower will comply with and will perform all of the covenants, agreements and obligations imposed upon them or the Property in the Permitted Encumbrances in accordance with their respective terms and provisions. Borrower will not modify or agree to any modification of any Permitted Encumbrance, which modification would adversely affect the interest of Lender in the Property, without the prior written consent of Lender which consent may be withheld by Lender in its sole discretion.

          (p) Environmental.

               (A) Borrower shall not (and it shall not permit any tenant, subtenant, contractor, agent or manager to) locate, produce, use, store, treat, transport, incorporate, discharge, emit, release, deposit or dispose of any Hazardous Substance in, upon, under, at, over or from the Property except that Borrower (its tenants, subtenants, manager, contractors or agents) may store, locate and use on the Property Hazardous Substances which are (1) customarily located or stored in retail or operations buildings similar to the Property or used in connection with Borrower's operations, or (2) unique to a tenant's business located at the Property, provided that such Hazardous Substances described in clauses (1) or (2) above are at all times stored, located and used in compliance with all Environmental Laws other than any noncompliance which Borrower or tenant takes reasonably prompt action to address. Borrower shall not permit any Hazardous Substances to be located, produced, used, stored, treated, transported, incorporated, discharged, emitted, released, deposited, disposed of or to escape therein, thereupon, thereunder, thereover or therefrom in violation of any Environmental Law, and shall comply with all Environmental Laws which are applicable to the Property in each case, other than any violation or noncompliance which Borrower or tenant takes reasonably prompt action to address. Borrower shall not engage in any conduct in connection with the Property that may subject Borrower to Environmental Costs, or contribute to or aggravate a release of Hazardous Substances where such action or failure to act could reasonably be expected to result in a Materially Adverse Effect. In addition to the foregoing restrictions, Borrower agrees that no asbestos, ACM, materials containing urea-formaldehyde, or transformers, capacitors, ballasts or other equipment that contain PCBs are, or will at any time be, located about the Property in a manner that could reasonably be expected to result in a violation of applicable Environmental Laws.

               (B)  Borrower  shall  promptly   within  the  time  permitted  by
          Environmental Laws, initiate and diligently pursue to completion, any and all remedial action required pursuant to any applicable Environmental Laws in response to the presence of any Hazardous Substances at, on, under or affecting, or emanating from, the Property and shall take such remedial action as is required to minimize any impairment of Lender's Lien on, and security interest in, the Property. If Borrower undertakes any remedial action with respect to any Hazardous Substance affecting the Property, Borrower shall conduct and complete such remedial action in compliance with all applicable Environmental Laws. If any Hazardous Substance is removed or caused to be removed from the Property by Borrower, the generator number assigned by the Environmental Protection Agency to such Hazardous Substance shall not be in the name of Lender and Borrower shall assume any and all liability for such removed Hazardous Substance.

               (C) The representations and warranties contained in Section 4.1(k) and the covenants contained in this Section 5.1(p) shall be deemed continuing covenants for the benefit of Lender, and any successors and assigns of Lender including but not limited to any purchasers at a foreclosure sale, any transferee of the title of Lender and any subsequent owner of the Property, shall survive the termination of this Agreement, or the satisfaction or release of the Mortgage, any foreclosure of the Mortgage and/or any acquisition of title to the Property or any part thereof by Lender, or anyone claiming by, through or under Lender, by deed in lieu of foreclosure or otherwise. The rights and remedies of Lender under this Agreement shall not inure to the benefit of (i) any purchaser of the Property at a foreclosure sale, (ii) any Person taking title to the Property by deed in lieu of foreclosure or

          (iii) any successor or assign of any Person described in clauses (i) and (ii) above, except that Lender's rights shall inure to the benefit of the parties in clauses (i), (ii) and (iii) hereof if such parties are Lender (including, for these purposes, Lender's successors and assigns as holder of the Loan Documents), any beneficiaries of any Loan Pool, any Participant of any of Lender's (or such successors', assigns', beneficiaries' or Participant's) Affiliates or nominees.

               (D) Borrower shall give prompt written notice to Lender of:

                    (i) any  proceeding  or  inquiry  known to  Borrower  by any
               Governmental Authority with respect to the presence of any Hazardous Substance on the Property or the migration thereof from or to other property;

                    (ii) all claims made or threatened by any third party against Borrower or the Property in each case known to Borrower relating to any loss or injury resulting from any Hazardous Substance;

                    (iii)  the  storage,   production,   release,  discharge  or
               disposal of any Hazardous Substances on the Property other than in accordance with all applicable Environmental Laws; and

                    (iv) Borrower's  discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property which could reasonably be expected to cause the Property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of the Property under any Environmental Law or to be otherwise subject to any restrictions on the ownership, occupancy, transferability or use of the Property under any Environmental Law.

               (E) Borrower shall keep Lender apprised of the status of, and any material developments in, any governmental investigation relating to Environmental Matters at or about the Property, any and all enforcement, clean-up, removal or other governmental or regulatory actions instituted, completed or threatened pursuant to any Environmental Law with respect to the Property and any other claims, actions or proceedings with respect to the Property relating to Environmental Matters. Borrower shall provide Lender with copies of such communications with all Governmental Authorities relating to Hazardous Substances Claims as Lender may request. Without Lender's prior written consent, Borrower shall not enter into any settlement agreement, consent decree or other compromise with respect to any such governmental investigation or action, or other claim, action or proceeding relating to Hazardous Substances which

          Borrower does not have the funds available to pay or which may materially adversely effect Lender's lien on, or the value of, the Property.

               (F) The foregoing rights and remedies in this Section 5.1(p) are cumulative with, and in addition to, any rights and remedies Lender may have against Borrower or any Significant Party under the other terms and provisions of this Agreement, under any other Loan Document or under any Environmental Law, including, without limitation, CERCLA.

          (q) Notice of Material Events and Change of Address. Borrower will promptly notify Lender (i) of any Material Adverse Change in Borrower's financial condition or Borrower's Consolidated financial condition, (ii) of the occurrence of any Default, (iii) of the acceleration of the maturity of any Debt owed by Borrower or of any default by Borrower under any indenture, mortgage, agreement, contract or other instrument to which it is a party or by which it or its properties is bound, if such acceleration or default might have a Material Adverse Effect upon Borrower's Consolidated financial condition, (iv) of any claim asserted which could result in a decline of $500,000 or more in the value of any Individual Property, (v) of the occurrence of any Termination Event, and (vi) of the filing of any suit or proceeding against Borrower in which there is a reasonable likelihood that an adverse decision would be rendered and if so rendered would have a Material Adverse Effect upon Borrower's financial condition, business or operations.

          (r) Payment of Expenses. Borrower will promptly upon written demand pay all expenses and reimburse Lender for any expenditures, including reasonable attorneys' fees, legal expenses, incurred or expended in connection with (i) the negotiation, preparation, execution and delivery of the Loan Documents, and any and all other documents or instruments relating thereto, including without limitation, fees and expenses incurred after the date of this Agreement, (ii) the filing, recording, refiling and re-recording of any Loan Documents and any other documents or instruments or further assurances required to be filed or recorded or refiled or re-recorded by the terms of any Loan Document, (iii) the breach by Borrower of any covenant in the Loan Documents, (iv) Lender's exercise of any of its rights and remedies under the Loan Documents or Lender's protection of the Property and its Lien on and security interest therein, (v) any amendments to the Mortgage, the Note or any other Loan Document or any matter requested by Borrower or any approval required under the Loan Documents, and (vi) any matter which requires the waiver, consent or approval of Lender.

          (s) Interest. Borrower hereby promises to pay interest to Lender at the Default Rate on all Secured Indebtedness which Borrower has in this Agreement promised to pay (including without limitation obligations to pay fees or to reimburse or indemnify Lender) and which is not paid when due.

          (t) Taxes on Note and Other Taxes. Borrower will promptly pay all franchise, and other taxes owing by it if failure to pay would result in a Materially Adverse Effect and any stamp or other documentary taxes which may be required to be paid by it with respect to the Note or any other Loan Document.

          (u) Further Assurances. Borrower will, on request of Lender, (i) promptly correct any defect, error or omission which may be discovered in the execution or acknowledgment of this Agreement or any Loan Document or any other instrument now or hereafter executed in connection herewith; (ii) execute, acknowledge, deliver and record or file such further instruments (including without limitation further deeds of trust, security agreements, financing statements, continuation statements and assignments of rents or leases) and do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes and intentions of the parties to this Agreement, the Security Documents and such other instruments and to subject to the Liens and security interests of the Security Documents and thereof any property intended by the terms hereof and thereof to be covered hereby and thereby including specifically, but without limitation, any renewals, additions, substitutions, replacements, or appurtenances to the Property; (iii) execute, acknowledge, deliver, procure and record or file any document or instrument (including specifically any financing statement) deemed advisable by Lender to protect the Lien or the security interest hereunder against the rights or interests of third persons; and (iv) provide such certificates, documents, reports, information, affidavits and other instruments and do such further acts as may be necessary, desirable or proper in the reasonable determination of Lender to enable Lender to comply with the requirements or requests of any agency having jurisdiction over Lender or any examiners of such agencies with respect to the Secured Indebtedness, Borrower or the Property; and the Borrower will pay all costs connected with any of the foregoing except such matters provided pursuant to (iv) hereof which shall be at the cost of Lender.

          (v) Fees and Expenses; Indemnification. Borrower will pay all appraisal fees, Mortgage filing and recording fees, inspection fees, survey fees, taxes, brokerage fees and commissions, abstract fees, title policy fees, uniform commercial code search fees, escrow fees, reasonable attorney's fees, and all other costs and expenses of every character incurred by the Borrower or Lender in connection with the Loan, either at the closing thereof or otherwise required by this Agreement or any other Loan Document, and will reimburse Lender for all such costs and expenses incurred by it. Borrower shall pay all expenses and reimburse Lender for any expenditures, including reasonable attorney's fees and legal expenses, incurred or expended in connection with (i) the breach by Borrower of any covenant herein or in any other Loan Document, (ii) Lender's exercise of any of its rights and remedies hereunder or under the Note or any other Loan Document or Lender's protection of the Property and its Lien and security interest therein, or (iii) any amendments to this Agreement, the Note or any other Loan Document or any matter requested by Borrower or any approval required hereunder. Borrower will indemnify and hold harmless the Trustee and Lender (for purposes of this paragraph, the terms "the

     Trustee" and "Lender" shall include the directors, officers, partners, employees and agents of the Trustee and Lender, respectively, and any persons or entities owned or controlled by, owning or controlling, or under common control or affiliated with the Trustee and Lender, respectively) from and against, and reimburse them for, all claims, demands, liabilities, losses, damages, causes of action, judgments, penalties, costs and expenses (including, without limitation, reasonable attorney's fees) which may be imposed upon, asserted against or incurred or paid by them by reason of, on account of or in connection with any bodily injury or death or property damage occurring in or upon or in the vicinity of the Property through any cause whatsoever or asserted against them on account of any act performed or omitted to be performed hereunder or on account of any transaction arising out of or in any way connected with the Property or with this Agreement, the Note or any other Loan Document. Without limitation, it is the intention of Borrower and Borrower agrees that the foregoing indemnities shall apply to each indemnified party with respect to claims, demands, liabilities, losses, damages, causes of action, judgments, penalties, costs and expenses (including without limitation, reasonable attorneys' fees and disbursements) which in whole or in part are caused by or arise out of the negligence of such (and/or any other) indemnified party. However, such indemnities shall not apply to any indemnified party to the extent the subject of the indemnification is caused by or arises out of the gross negligence or willful misconduct of such indemnified party. The foregoing indemnities shall not terminate upon release, foreclosure or other termination of the Security Documents but will survive foreclosure of the Security Documents or conveyance in lieu of foreclosure and the repayment of the Secured Indebtedness and the discharge and release of the Security Documents and the other documents evidencing and/or securing the Secured Indebtedness. Any amount to be paid hereunder by Borrower to Lender and/or the Trustee shall be a demand obligation owing by Borrower to Lender and/or the Trustee and shall be subject to and governed by the provisions of Section 6.2 hereof.

          (w) Tax on Lien. In the event of the enactment after this date of any law of any state in which the Property is located or of any other governmental entity deducting from the value of property for the purpose of taxation any Lien or security interest thereon, or imposing upon Lender the payment of the whole or any part of the taxes or assessments or charges or Liens herein required to be paid by Borrower, or changing in any way the laws relating to the taxation of deeds of trust or mortgages or security agreements or debts secured by deeds of trust or mortgages or security agreements or the interest of the mortgagee or secured party in the property covered thereby, or the manner of collection of such taxes, so as to affect the Security Documents or the Secured Indebtedness or Lender, then, and in any such event, Borrower, upon demand by Lender, shall pay such taxes, assessments, charges or Liens, or reimburse Lender therefor; provided, however, that if in the opinion of counsel for Lender (i) it might be unlawful to require Borrower to make such payment or (ii) the making of such payment might result in the imposition of interest beyond the maximum amount permitted by law, then and in such event, Lender may elect, by notice in writing given to Borrower, to declare all of the Secured

     Indebtedness to be and become due and payable sixty (60) days from the giving of such notice without prepayment penalty.

          (x) Change of Name, Identity or Structure. Borrower will not change its name, identity (including its trade name or names) or, if not an individual, its corporate, partnership or other structure without notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change. Borrower will execute and deliver to Lender, prior to or contemporaneously with the effective date of any such change by it, any financing statement or financing statement change required by Lender to establish or maintain the validity, perfection and priority of the security interest granted in the Security Documents. At the request of Lender, Borrower shall execute a certificate in form satisfactory to Lender listing the trade names under which the Borrower intend to operate the Property, and representing and warranting that the Borrower do business under no other trade name with respect to the Property.

          (y) Location and Use of Collateral. All tangible Collateral will be used in the business of Borrower and shall remain in Borrower's possession or control at all times at Borrower's risk of loss and shall be located on the real property described in the Security Document covering such Collateral save and except offsite repairs.

          (z) Estoppel Certificate. Borrower shall at any time and from time to time at its sole cost and expense furnish promptly upon request by Lender a written statement in such form as may be required by Lender stating that the Note and the other Loan Documents are valid and binding obligations of Borrower, enforceable against Borrower in accordance with their terms; the unpaid principal balance of the Note; the date to which interest on the
     Note is paid; that the Note and the other Loan Documents have not been released, subordinated or modified; and that there are no offsets or defenses against the enforcement of the Note or any other Loan Document, or if any of the foregoing statements are untrue, specifying the reasons therefor.

          (aa) Compliance with ERISA. Borrower will deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its sole discretion, that (a) Borrower is not an "employee benefit plan" or a "governmental plan" under ERISA; (b) it is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (c) one or more of the following circumstances is true:

               (i) Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R.ss.2510.3-101(b)(2); or

               (ii) Less than twenty-five percent (25%) of all equity interests in Borrower are held by "benefit plan investors" within the meaning of 29 C.F.R.ss.2510.3-101(f)(2); or

               (iii)  Borrower  qualifies as an  "operating  Company" or a "real
          estate    operating    company"    within    the    meaning    of   29
          C.F.R.ss.2510.3-101(c) or (e).

     Borrower agrees to indemnify, defend and hold Lender free and harmless from and against any and all loss, costs (including reasonable attorney's fees and expenses) taxes, penalties, damages and expenses that Lender may suffer by reason of the investigation, defense and settlement of claims based upon a breach of the foregoing provisions. The foregoing indemnification shall survive repayment of the Note.

          (bb) Amendment of Contracts. Borrower will not amend or permit any amendment to any contract assigned to Lender which materially and adversely affects the rights and benefits of Lender under or acquired pursuant to any Security Documents.

     Section 5.2 Indemnification Regarding Environmental Matters, Etc. Borrower will defend, indemnify and hold harmless Lender and the Trustee and their respective employees, agents, officers and directors from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the presence of any Hazardous Materials in, on at, under or affecting the Property, the violation of, noncompliance with or liability under any Environmental Law relating to the operations of Borrower or the Property, or any orders, requirements or demands of any federal, state, local or other governmental or administrative body, department or agency related thereto, including, without limitation, reasonable attorneys and consultants fees, investigations and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. This indemnity shall continue in full force and effect regardless of the termination of this Agreement.


                                   ARTICLE VI
                                    Security


     Section 6.1 Security. The Secured Indebtedness will be secured by the Security Documents listed in the Security Schedule and any additional Security Documents hereafter delivered by Borrower and accepted by Lender.

     Section 6.2 Right of Lender to Perform. Borrower agrees that, if Borrower fails to perform any act or to take any action which hereunder Borrower is required to perform or take, or to pay any money which hereunder Borrower is required to pay, or take any action prohibited hereby, Lender, in Borrower's name or in its own name, may, but shall not be obligated to, perform or cause to be performed such act or take such action or pay such money or remedy any action so taken, and any expenses so incurred by Lender, and any money paid by Lender in connection therewith, shall be a demand obligation owing by Borrower to Lender and Lender, upon making such payment, shall be subrogated to all of the rights of the person, corporation or body politic receiving such payment. Any amounts due and owing by Borrower to Lender pursuant to this Agreement shall bear interest from the date such amount becomes due until paid at the Default Rate and shall be a part of the Secured Indebtedness and shall be secured by the Mortgage and by any other Security Document.


                                  ARTICLE VII
                         Events of Default and Remedies

     Section 7.1 Events of Default. Each of the following events constitutes an Event of Default under this Agreement:

          (a) Borrower fails to pay any principal, interest or premium on the Loan when due and payable. whether at a date for the payment of a fixed installment or contingent or other payment to Lender or as a result of acceleration or otherwise.

          (b) Borrower fails to pay any Secured Indebtedness (other than the payment obligations described in paragraph (a) of this Section) or Borrower fails to observe any covenant set forth herein and does not cure such failure within the applicable Grace Period provided, or any representation or warranty previously, presently or hereafter made in writing by or on behalf of Borrower in connection with any Loan Document shall prove to have been false or incorrect in any material respect on any date on or as of which made, and the represented or warranted state of affairs does not become true within the applicable Grace Period provided, however, any representation or warranty previously or presently or hereafter made in writing on behalf of Borrower shall be an Event of Default under this subsection 7.1(b) to the extent and only to the extent such representation or warranty was based on information provided by Borrower or made by an officer of Borrower in writing.

          (c) If Borrower shall fail to pay any Funded Debt (other than the payment obligations described in paragraphs (a) and (b) of this Section) when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) after the expiration of any applicable grace period.

          (d) Without the prior written consent of Lender, Borrower sells, leases, exchanges, assigns, transfers, conveys or otherwise disposes of all or any part of the Property or any interest therein or shall be divested of its title or any interest therein in any manner or way, whether voluntary or involuntary (except for the disposition of worn-out or obsolete personal property or fixtures or other disposition permitted under the circumstances described in subsection 5.1(f) hereof), or legal or equitable title to the Property, or any interest therein, is vested in any other party, in any manner whatsoever, by operation of law or otherwise.

          (e) Any "default" or "event of default" occurs under any Loan Document which defines either such term, and the same is not remedied within the applicable period of grace (if any) provided in such Loan Document, provided that the foregoing shall not impair the Grace Period provided for in Section 7.2 hereof and provided further, that all applicable periods of grace (if any) and the Grace Period provided in Section 7.2 hereof shall run concurrently, it being specifically acknowledged by the parties hereto that, notwithstanding anything to the contrary contained herein or in any Loan Document, no provision or provisions shall be construed to permit a tacking, doubling up or consecutive running of any Grace Period or periods of grace (if any).

          (f) Borrower:

               (i) suffers the entry against it of a judgment, decree or order for relief by a court of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar law of any jurisdiction now or hereafter in effect, including the Federal Bankruptcy Code, as from time to time amended, or has any such proceeding commenced against it which remains undismissed for a period of ninety (90) days; or

               (ii) suffers the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for a substantial part of its assets or for any material part of the Property in a proceeding brought against or initiated by it, and such appointment is neither made ineffective nor discharged within ninety (90) days after the making thereof, or such appointment is consented to, requested by, or acquiesced to by it; or

               (iii) commences a voluntary case under any applicable bankruptcy, insolvency or similar law now or hereafter in effect, including the Federal Bankruptcy Code, as from time to time amended; or applies for or consents to the entry of an order for relief in an involuntary case under any such law or to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official of any substantial part of its assets or any material part of the Property; or makes a general assignment for the benefit of creditors; or fails generally to pay (or admits in writing its inability to pay) its debts as such debts become due; or makes a transfer in fraud of creditors; or takes corporate or other action in furtherance of any of the foregoing.

     Section 7.2 Acceleration. Upon the occurrence of an Event of Default described in subsection (f)(i), (f)(ii) or (f)(iii) of Section 7.1 with respect to Borrower which shall result in the entry of an order for relief under the Federal Bankruptcy Code, all of the Secured Indebtedness shall thereupon be immediately due and payable, without presentment, demand, protest, notice of protest, declaration or notice of acceleration or intention to accelerate, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower. Upon the occurrence of any other Event of Default, Lender at any time and from time to time may without notice to Borrower declare any or all of the Secured
Indebtedness immediately due and payable, and all such Secured Indebtedness shall thereupon be immediately due and payable, without presentment, demand, protest, notice of protest, notice of acceleration or of intention to accelerate, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower. The term "Grace Period", as used herein with respect to an Event of Default under subsection (b) of Section 7.1 or an Event of Default for which a Grace Period is expressly provided under Section 7.1, means the period beginning on the date of the related Default and ending twenty (20) days after written notice to Borrower and the holder of the Permitted Second Lien of such Default and demand by the Lender for the performance of such covenant, agreement, warranty or condition, provided that in the event the Default in question is capable of cure but not reasonably capable of cure within said twenty (20) day period, Borrower shall not have committed an Event of Default hereunder if Borrower or the holder of the Permitted Second Lien commences such cure within said twenty (20) day period and diligently prosecute such cure to completion thereafter, provided that no more than one such notice to Borrower and to the holder of the Permitted Second Lien shall be required for any particular event or occurrence which results in a Default and provided further that in any event Borrower shall have committed an Event of Default hereunder if such failure is not cured on or before six (6) months after notice to Borrower and the holder of the Permitted Second Lien of the above described written demand for performance. Notwithstanding anything to the contrary stated herein or in any Loan Document, it is the intent of the parties hereto that all periods of grace (if any) and any Grace Periods provided for herein or in any Loan Document shall be deemed to run concurrently, it being the intent of the parties hereto that no tacking, doubling up or consecutive running of any periods of grace (if any) and any Grace Periods shall be permitted. If Borrower or the holder of the Permitted Second Lien diligently prosecute the cure of a Default pursuant to the foregoing provision (and are not otherwise in default under the Loan Documents) but are unable to complete such cure within the time periods specified above, Borrower or the holder of the Permitted Second Lien, as the case may be, shall have the right at any time within ten (10) days prior to the expiration of such six (6) months to elect (subject to Lender's right to waive such Default as hereinafter provided) to obtain a partial release of the Lien of the Mortgage with respect to the Individual Property or Properties that are the subject of such Default by delivering to Lender at any time within such ten (10) day period a written notice of their intent to obtain such partial release accompanied by the then current Allocated Loan Amount allocable to such Individual Property or Properties together with accrued interest thereon through the date of payment and the Prepayment Premium thereon, plus the other costs incurred by Lender or advances made by Lender with respect to such Individual Property or Properties. Unless Lender notifies Borrower and the holder of the Permitted Second Lien in writing within ten (10) days after such notice is received that it has waived the Default in question and returns to Borrower therewith the amounts so paid, Lender shall then release such Individual Property or Properties from the Lien of the Mortgage. Borrower shall pay all costs incurred by Lender in connection with such release, even if same is not completed, including without limitation, legal fees and expenses of outside counsel and title costs.

     Section 7.4 Remedies. If any Event of Default shall occur and be continuing, Lender shall have the right but not the obligation to protect and enforce its rights under the Loan Documents by any appropriate proceedings, including, without limitation, proceedings for specific performance of any covenant or agreement contained in any Loan Document for which Lender has recourse, pursuant to Section 2.9, and Lender may enforce the payment of any Secured Indebtedness due or enforce any other legal or equitable right. All rights, remedies and powers conferred upon Lender under the Loan Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Loan Documents or at law or in equity.

     Section 7.4 Indemnity. Subject to the provisions of Section 2.9 hereof, Borrower promises to indemnify Lender, upon demand, from and against any and all liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Lender (whether or not caused by Lender's negligence) growing out of or resulting from the Loan Documents and the transactions and events at any time associated therewith (including without limitation the enforcement of the Loan Documents and the defense of Lender's actions and inactions in connection with the Loan), except to the limited extent such liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements are proximately caused by Lender's gross negligence or willful misconduct. If any Person (including without limitation Borrower or any of its Affiliates) ever alleges such gross negligence or willful misconduct by Lender, the indemnification provided for in this section shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged gross negligence or willful misconduct.


                                  ARTICLE VIII
                                  Miscellaneous


     Section 8.1 Waiver and Amendment. No failure or delay by Lender in exercising any right, power or remedy which Lender may have under any of the Loan Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by Lender of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of any Loan Document and no consent to any departure therefrom shall ever be effective unless it is in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. No notice to or demand on Borrower shall in any case of itself entitle Borrower to any other or further notice or demand in similar or other circumstances. This Agreement and the other Loan Documents set forth the entire understanding and agreement of the parties hereto and thereto with respect to the transactions contemplated herein and therein, and no modification amendment of or supplement to this Agreement or the other Loan Documents shall be valid or effective unless the same is in writing and signed by the party against whom it is sought to be enforced.

     Section 8.2 Survival of Agreements: Cumulative Nature. All of Borrower's various representations, warranties, covenants and agreements in the Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents and the performance hereof and thereof, including without limitation the making or granting of the Loan and the delivery of the Note and the other Loan Documents, and shall further survive until all of the Secured Indebtedness are paid in full to Lender and all of Lender's obligations to Borrower are terminated. The representations, warranties, and covenants made by Borrower in the Loan Documents, and the rights, powers, and privileges granted to Lender in the Loan Documents, are cumulative, and no Loan Document shall be construed in the context of another to implicitly diminish, nullify, or otherwise reduce the benefit to Lender of any such representation, warranty, covenant, right, power or privilege. In particular and without limitation, no exception set out in this Agreement to any representation, warranty or covenant herein contained shall be deemed to apply implicitly to any similar representation, warranty or covenant contained in any other Loan Document, and each such similar representation, warranty or covenant shall be subject only to those exceptions which are expressly made applicable to it by the terms of the various Loan Documents.

     Section 8.3 Notices. All notices, requests, consents, demands and other communications required or permitted under any Loan Document shall be in writing and, unless otherwise specifically provided in such Loan Document, shall be deemed sufficiently given or furnished if delivered by personal delivery, by telegram, telex or telecopy (provided such telegram, telex or telecopy is confirmed within 48 hours thereafter by expedited delivery service in the manner herein described), by expedited delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, at the addresses specified below (unless changed by similar notice in writing given by the particular Person whose address is to be changed). Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of telegram, telex or telecopy, upon receipt:

Borrower's address:

Payless Cashways, Inc.
2300 Main, Suite 300
Kansas City, Missouri  64108
Attention:  Stephen A. Lightstone
Telecopy Number:  (816) 234-6077

with a copy to:

Blackwell Sanders Matheny Weary
  & Lombardi LLP
2300 Main Street, Suite 1100
Kansas City, Missouri  64108
Attention:  John K. Brungardt
Telecopy Number:  (816) 983-8080

Lender's address:

UBS Mortgage Finance, Inc.
299 Park Avenue
New York, New York  10017
Attention:  John Ashley
Telecopy Number: (212) 821-5566

with a copy to:

Fried Frank Harris Shriver &
  Jacobson
One New York Plaza
New York, New York  10014
Attention:  Robert J. Sorin, Esq.
Telecopy Number:  (212) 859-8582

Permitted Second Lien Holder's address:

Canadian Imperial Bank of Commerce
  as Coordinating and Collateral Agent
425 Lexington Avenue
New York, New York 10017
Attention: Robert N. Greer
Telecopy Number:  (212) 856-3763

with a copy to:

Zalkin Rodin & Goodman LLP
750 Third Avenue
New York, New York  10017-2771
Attention: Margot Schonholtz, Esq.
Telecopy Number:  (212) 682-6331


     Section 8.4 GOVERNING LAW. THE LOAN DOCUMENTS SHALL BE DEEMED CONTRACTS AND INSTRUMENTS MADE UNDER THE LAWS OF THE STATE OF NEW

YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND THE LAWS OF THE UNITED STATES OF AMERICA, EXCEPT (A) TO THE EXTENT THAT THE LAW OF ANOTHER JURISDICTION IS EXPRESSLY ELECTED IN A LOAN DOCUMENT, AND (B) WITH RESPECT TO SPECIFIC LIENS, OR THE PERFECTION THEREOF, EVIDENCED BY SECURITY DOCUMENTS COVERING REAL OR PERSONAL PROPERTY WHICH BY THE LAWS APPLICABLE THERETO ARE REQUIRED TO BE CONSTRUED UNDER THE LAWS OF ANOTHER JURISDICTION. EACH RELATED PERSON HEREBY SUBMITS ITSELF TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE STATE OF NEW YORK AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT AND THE RELATED PERSONS IN ANY LEGAL PROCEEDING RELATING TO THE LOAN DOCUMENTS OR THE OBLIGATIONS BY ANY MEANS ALLOWED UNDER NEW YORK OR FEDERAL LAW.

     Section 8.5 Severability. If any term or provision of any Loan Document shall be determined to be illegal or unenforceable all other terms and provisions of the Loan Documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by Applicable Laws.

     Section 8.6 Counterparts. This Agreement may be separately executed in any number of counterparts and by .different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement.

     Section 8.7 NO ORAL AGREEMENTS. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE COMPLETE AND FINAL EXPRESSION OF AGREEMENT AMONG THE PARTIES HERETO RELATING TO THE LOAN. THE TERMS AND PROVISIONS HEREOF HAVE NOT BEEN NOR MAY THEY BE MODIFIED BY ANY ORAL AGREEMENT AMONG THE PARTIES, BUT ONLY BY AN INSTRUMENT IN WRITING EXECUTED BY BOTH BORROWER AND LENDER AND, ACCORDINGLY, SAID TERMS AND PROVISIONS MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR OR CONTEMPORANEOUS ORAL.

     Section 8.8 Effect of Amendment and Restatement of the Prior Loan Agreement; Confirmation of Security Documents. On the Effective Date, the Prior Loan Agreement shall be amended and restated to read as set forth . herein. Borrower acknowledges and agrees that (i) the liens and security interests securing payment of the Prior Notes are in all respects continuing and in full force and effect and secure the payment of the Prior Notes and that the Prior Notes are replaced by the Note issued hereunder, and (ii) the term "Loan
Agreement" as used in the Security Documents shall hereafter mean this Agreement.

     Section 8.9 Usury. In the event that Lender, in enforcing its rights hereunder, determines that charges and fees incurred in connection with the Secured Indebtedness may, under the applicable usury laws, cause the interest rate herein to exceed the maximum allowed by law, then such interest shall be recalculated and any excess over the maximum interest permitted by said laws shall be credited to the then principal outstanding balance to reduce said balance by that amount. It is the intent of the parties hereto that Borrower under no circumstances shall be required to pay, nor shall Lender be entitled to collect, any interest which is in excess of the maximum legal rate permitted under the applicable usury laws.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.


                              PAYLESS CASHWAYS, INC.


                              By:  /s/ Stephen A. Lightstone
                                 ----------------------------------------
                              Name: Stephen A. Lightstone
                              Title: Senior Vice-President-Finance




                              UBS MORTGAGE FINANCE, INC.


                              By:  /s/ Jonathan Ashley
                                 ----------------------------------------
                              Name: Jonathan Ashley
                              Title: Vice President


                              By:  /s/ Randy Nardone
                                 -----------------------------------------
                              Name: Randy Nardone
                              Title: Managing Director

                                TABLE OF CONTENTS

ARTICLE I     Definitions and References...... ................................2
              Section 1.1  Defined Terms. .....................................2
              Section 1.2  Exhibits and Schedules. ...........................10
              Section 1.3  Amendment of Defined Instruments. .................10
              Section 1.4  References and Titles. ............................10
              Section 1.5  Calculations and Determinations. ..................11

ARTICLE II    The Loan........................................................11
              Section 2.1  Acknowledgment of Existing Obligations.............11
              Section 2.2  Exchange of Notes.  ...............................11
              Section 2.3  Interest.  ........................................11
              Section 2.4  Funding Losses; Change in Law, Etc.................12
              Section 2.5  Mandatory Payments.................................14
              Section 2.6  Optional Prepayment................................15
              Section 2.7  Partial Releases...................................15
              Section 2.8  Payments to Lender.  ..............................18
              Section 2.9  Limitation on Liability.  .........................19
              Section 2.10 Permitted Second Lien.  ...........................20

ARTICLE III   Conditions Precedent............................................21
              Section 3.1  Documents to be Delivered..........................21
              Section 3.2  Additional Conditions Precedent....................21

ARTICLE IV    Representations and Warranties..................................22
              Section 4.1  Borrower's Representations and Warranties..........22
              Section 4.2  Placement of Loan..................................26

ARTICLE V     Covenants of Borrower...........................................27
              Section 5.1  Covenants..........................................27
              Section 5.2  Indemnification Regarding
                             Environmental Matters, Etc.......................44

ARTICLE VI    Security........................................................44
              Section 6.1  Security.  ........................................44
              Section 6.2  Right of Lender to Perform.........................44

ARTICLE VII   Events of Default and Remedies..................................45
              Section 7.1  Events of Default..................................45
              Section 7.2  Acceleration.......................................46
              Section 7.3  Remedies.  ........................................48
              Section 7.4  Indemnity.  .......................................48

ARTICLE VIII  Miscellaneous...................................................48
              Section 8.1  Waiver and Amendment...............................48
              Section 8.2  Survival of Agreements; Cumulative Nature..........49
              Section 8.3  Notices............................................49
              Section 8.4  GOVERNING LAW......................................51
              Section 8.5  Severability.......................................51
              Section 8.6  Counterparts.......................................51
              Section 8.7  NO ORAL AGREEMENTS.................................51
              Section 8.8  Effect of Amendment and Restatement of the
                             Prior Loan Agreement; Confirmation of
                             Security Documents...............................51
              Section 8.9  Usury..............................................52


                         LIST OF EXHIBITS AND SCHEDULES


Schedule 1 --  Disclosure Schedule
Schedule 2 --  Security Schedule
Schedule 3 --  Closing Item Schedule
Schedule 4 --  Closing Condition Schedule

Exhibit A  --  Form of Promissory Note
Exhibit B  --  Form of Permitted Second Lien
Exhibit C  --  Individual Properties and Allocated Amounts
Exhibit D  --  Opinions